                                                                     EXHIBIT 4.1


             BOWATER INCORPORATED / COATED PAPERS AND PULP DIVISION

                         HOURLY EMPLOYEES' SAVINGS PLAN


                  As Originally Effective January 1, 1985, and
             As Amended and Restated Effective as of January 1, 1997


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                                Table of Contents

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ARTICLE 1:  DEFINITIONS...........................................................................................1

         1.01     Accounts........................................................................................1
         1.02     Active Participant..............................................................................2
         1.03     Affiliated Company..............................................................................2
         1.04     Basic Employee Contribution Accounts............................................................2
         1.05     Beneficiary.....................................................................................2
         1.06     Board...........................................................................................2
         1.07     Code............................................................................................3
         1.08     Committee.......................................................................................3
         1.09     Company.........................................................................................3
         1.10     Current Or Accumulated Profits..................................................................3
         1.11     Disability......................................................................................3
         1.12     Early Retirement Date...........................................................................3
         1.13     Earnings........................................................................................3
         1.14     Effective Date..................................................................................3
         1.15     Employee........................................................................................4
         1.16     Employer........................................................................................4
         1.17     Employment......................................................................................4
         1.18     Enrollment Date.................................................................................4
         1.19     Erisa...........................................................................................4
         1.20     Fiduciary.......................................................................................4
         1.21     Forfeitures.....................................................................................4
         1.22     Gainsharing Contribution Accounts...............................................................4
         1.23     Hour Of Service.................................................................................5
         1.24     Initial Company Contribution Account............................................................5
         1.25     Investment Funds................................................................................5
         1.26     Matching Contribution Account...................................................................5
         1.27     Normal Retirement Date..........................................................................5
         1.28     Participant.....................................................................................5
         1.29     Payroll-Based Employee Stock Ownership Contribution.............................................5
         1.30     Payroll-Based Employee Stock Ownership Contribution Account.....................................5
         1.31     Plan............................................................................................5
         1.32     Plan Administrator..............................................................................5
         1.33     Plan To Plan Transfer...........................................................................5
         1.34     Plan Year.......................................................................................5
         1.35     Severance From Service Date.....................................................................5
         1.36     Share Of Company Stock..........................................................................6
         1.37     Specified Hardship Withdrawal...................................................................6
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         1.38     Spouse..........................................................................................6
         1.39     Supplemental Non Tax-Deferred Employee Contribution Account.....................................7
         1.40     Supplemental Tax-Deferred Employee Contribution Account.........................................7
         1.41     Trust Agreement.................................................................................7
         1.42     Trust Fund......................................................................................7
         1.43     Trustee.........................................................................................7
         1.44     Uniformed Service Leave.........................................................................7
         1.45     Userra..........................................................................................7
         1.46     Valuation Date..................................................................................8
         1.47     Vested Value....................................................................................8
         1.48     Year Of Break In Service........................................................................8
         1.49     Years Of Service................................................................................8

ARTICLE 2:  ELIGIBILITY AND PARTICIPATION.........................................................................8

         2.01     Eligibility.....................................................................................8
         2.02     Participation...................................................................................8
         2.03     Cessation Of Active Participation...............................................................9
         2.04     Effect Of Reemployment On Plan Entry Or Reentry.................................................9
         2.05     Prior Employment With An Affiliated Company....................................................10
         2.06     Effect Of Military Leave.......................................................................10

ARTICLE 3:  PARTICIPANT CONTRIBUTIONS............................................................................10

         3.01     Basic Tax-Deferred Employee Contributions......................................................10
         3.02     Supplemental Tax-Deferred Employee Contributions...............................................10
         3.03     Non Tax-Deferred Employee Contributions........................................................10
         3.04     Gainsharing Contributions:.....................................................................10
         3.05     Mode Of Payment................................................................................11
         3.06     Limitation On Contributions....................................................................11
         3.07     Change In Amount Of Contributions..............................................................21
         3.08     Voluntary Suspension Of Participant Contributions..............................................21
         3.09     Plan To Plan Transfer..........................................................................22
         3.10     Employment With Affiliated Company.............................................................23
         3.11     Rollover Contributions.........................................................................23
         3.12     Contributions Upon Return From Military Leave..................................................23
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ARTICLE 4:  EMPLOYER CONTRIBUTIONS...............................................................................24

         4.01     Matching Contributions.........................................................................24
         4.02     Initial Company Contributions..................................................................24
         4.03     Payroll-Based Employee Stock Ownership Contributions...........................................24
         4.04     Mode Of Payment................................................................................24
         4.05     Return Of Certain Contributions To Employer....................................................25
         4.06     Statutory Limitation On Additions:.............................................................25
         4.07     Combined Plans Limitation......................................................................28
         4.08     Forfeitures....................................................................................28

ARTICLE 5:  INVESTMENT OPTIONS...................................................................................28

         5.01     Investment Of Contributions....................................................................28
         5.02     Investment Elections By Participants...........................................................29
         5.03     Changes In Current Investment Elections........................................................30
         5.04     Transfer Of Accounts...........................................................................30

ARTICLE 6:  VALUATION OF PARTICIPANTS' ACCOUNTS..................................................................30

         6.01     Accounts.......................................................................................30
         6.02     Valuation Of Accounts..........................................................................30
         6.03     Amount Of Participant's Accounts...............................................................31
         6.04     Statement Of Participant Accounts..............................................................31
         6.05     Timing Of Credits And Deductions...............................................................31

ARTICLE 7:  PAYMENT OF BENEFITS..................................................................................31

         7.01     Retirement.....................................................................................31
         7.02     Death..........................................................................................31
         7.03     Disability.....................................................................................31
         7.04     Other Termination Of Employment................................................................31
         7.05     Transfer From Hourly To Salaried Employment....................................................32
         7.06     Election Of Benefits...........................................................................33
         7.07     Method Of Payment..............................................................................34
         7.08     Proof Of Death And Right Of Beneficiary........................................................36
         7.09     Direct Rollover Of Distribution................................................................36
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ARTICLE 8:  WITHDRAWALS AND LOANS................................................................................38

         8.01     General Conditions For Withdrawals.............................................................38
         8.02     Withdrawal Of Matching Contributions And Initial Company Contributions.........................38
         8.03     Withdrawal Of Non Tax-Deferred Employee Contributions And Non Tax-Deferred Gainsharing
         Contributions:..........................................................................................39
         8.04     Specified Hardship Withdrawal..................................................................39
         8.05     Withdrawal After Age 59-1/2....................................................................40
         8.06     Withdrawal Of Payroll-Based Employee Stock Ownership Contribution Account......................40
         8.07     Withdrawal Of Rollover Account.................................................................40
         8.08     Loans..........................................................................................40

ARTICLE 9:  PLAN ADMINISTRATION..................................................................................42

         9.01     Fiduciaries:...................................................................................42
         9.02     Responsibilities Of The Company................................................................42
         9.03     Savings Plan Committee.........................................................................42
         9.04     Operation Of The Committee:....................................................................43
         9.05     Plan Administrator.............................................................................44
         9.06     Reliance On Experts............................................................................45
         9.07     Committee Action...............................................................................45
         9.08     Individual Indemnification.....................................................................45
         9.09     Expenses.......................................................................................45
         9.10     Service In Various Capacities..................................................................46
         9.11     Standards Of Conduct...........................................................................46
         9.12     Claims Procedures:.............................................................................46

ARTICLE 10:  AMENDMENT AND TERMINATION OF THE PLAN...............................................................47

         10.01    Amendment Of The Plan..........................................................................47
         10.02    Merger, Consolidation, Or Transfer Of Assets...................................................47
         10.03    Plan Termination...............................................................................47
         10.04    Procedure......................................................................................48

ARTICLE 11:  CHANGE IN CONTROL...................................................................................48

         11.01    General........................................................................................48
         11.02    Fully Vesting Of Matching Contribution Account.................................................48

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         11.03    Definitions....................................................................................48
         11.04    Amendment Of This Article 11...................................................................50

ARTICLE 12:  EXERCISE OF COMPANY STOCKHOLDER'S RIGHTS............................................................50

         12.01    Voting Rights..................................................................................50
         12.02    Rights Other Than Voting Rights................................................................50

ARTICLE 13:  GENERAL PROVISIONS..................................................................................51

         13.01    Nonalienation Of Benefits......................................................................51
         13.02    Exclusive Benefit Of Participants And Beneficiaries............................................51
         13.03    No Right To Employment.........................................................................51
         13.04    Uniform Administration.........................................................................51
         13.05    Headings.......................................................................................51
         13.06    Construction...................................................................................51
         13.07    Unclaimed Distributions........................................................................51
         13.08    Distributions To A Legal Representative........................................................52
         13.09    Expenses.......................................................................................52
         13.10    Source Of Payment..............................................................................52

ARTICLE 14:  FORMER NUWAY EMPLOYEES..............................................................................52

         14.01    Eligibility And Participation..................................................................52
         14.02    Participant Contributions......................................................................52
         14.03    Employer Contributions.........................................................................52
         14.04    Prior Service Credit...........................................................................53
         14.05    Cessation Of Participation.....................................................................53

ARTICLE 15:  MERGER OF PLAN......................................................................................53

             BOWATER INCORPORATED / COATED PAPERS AND PULP DIVISION
                         HOURLY EMPLOYEES' SAVINGS PLAN


                  As Originally Effective January 1, 1985, and
             As Amended and Restated Effective as of January 1, 1997

                                    PREAMBLE

Establishment of Plan

         The Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan was established effective January 1, 1985 for the benefit of eligible hourly Employees of the Company, and of such of its subsidiaries as might adopt the Plan. The Plan was established and is maintained pursuant to collective bargaining agreements in effect between Bowater Incorporated/Coated Papers and Pulp Division and the Paper, Allied-Industrial, Chemical and Energy Workers International Union and with its Locals 925 and 1924.

Amendment and Restatement of Plan

         Effective January 1, 1989, the Plan was amended and restated to comply with the Tax Reform Act of 1986 and to make the Plan consistent with the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company (dated July 1, 1994) and with administrative practice. Effective as of January 1, 1997, and such other dates as are noted herein, the Plan is hereby further restated to bring its provisions into compliance with applicable law, to allow participants to take loans from their Accounts and to further conform the Plan's language to administrative practice.

Purpose of Plan

         The purpose of the Plan is to provide Employees with an opportunity to save money for their retirement by contributing to the Plan on both a pre-tax and an after-tax basis. Employee contributions will be supplemented by Employer contributions. All funds contributed will be held in trust, as described hereinafter, and invested to achieve the objective of the Plan. The Plan and related trust are intended to meet the requirements of Sections 401(a), 401(k), 409 and 501(a) of the Internal Revenue Code, as amended from time to time and the provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time.

ARTICLE 1: DEFINITIONS

         The following words and phrases as used in the Plan shall have the indicated meanings, unless a different meaning is plainly required by the context. Wherever applicable, masculine pronouns shall include the feminine, and the singular shall include the plural.

         1.01 ACCOUNTS: The separate accounts maintained for each Participant, including, but not limited to, a Participant's Basic and Supplemental Tax-Deferred Employee Contribution Accounts, Basic and Supplemental Non Tax-Deferred Employee Contribution Accounts, Tax-

Deferred and Non Tax-Deferred Gainsharing Contribution Accounts, Initial Company Contribution Account, Payroll-Based Employee Stock Ownership Contribution Account and Matching Contribution Account, as described under Articles 3 and 4.

         1.02 ACTIVE PARTICIPANT: An eligible Employee who has in effect an election to have the Employer withhold and contribute to the Plan his Gainsharing earnings or a portion of his Earnings, or an Employee who has made a Plan to Plan Transfer to the Plan.

         1.03 AFFILIATED COMPANY: Any division or company within a family of controlled corporations with the Company within the meaning of Code Section 1563(a) (determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C)), or a company that is a member of an affiliated service group to which the Company belongs, within the meaning of Code Section 414(m). With respect to periods prior to July 23, 1984 (as defined in the previous sentence), "Affiliated Company" includes any company which would have been an Affiliated Company prior to the separation under the laws of the United Kingdom of the Company from Bowater plc.

         1.04 BASIC EMPLOYEE CONTRIBUTION ACCOUNTS: With respect to each Participant, the portion of the Trust Fund that is attributable to his Basic Employee Contributions. Basic Tax-Deferred Employee Contributions made under
Section 3.01 shall be maintained in the Participant's Basic Tax-Deferred Employee Contribution Account. Basic Non Tax-Deferred Employee Contributions made under Section 3.03 shall be maintained in the Participant's Basic Non Tax-Deferred Employee Contribution Account.

         1.05 BENEFICIARY: The person, estate or trust designated by a Participant to receive any benefits payable in the event of his death, provided that such designation is made in accordance with procedures established by the Plan Administrator. In the absence of an effective designation, or if the Participant's Beneficiary does not survive the Participant, the Beneficiary shall be the first of the following surviving the Participant: the Participant's
(a) surviving spouse; (b) child(ren); (c) parent(s); (d) sibling(s); (e) executor or administrator.

         Notwithstanding the foregoing, if a Participant is married on the date of his death, his Beneficiary shall be his surviving Spouse unless:

              (a) the Participant has designated a Beneficiary other than his Spouse, and

              (b) the Participant's Spouse has consented in writing to the Participant's designation of an alternate Beneficiary. The spouse's consent must: (i) acknowledge the financial and legal effect of such election, and (ii) be witnessed by a representative of the Committee or a notary public. Such consent requirement may be excused if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.

         1.06 BOARD: The Board of Directors of the Company.

         1.07 CODE: The Internal Revenue Code of 1986, as amended from time to time. All references to any Section of the Code shall be deemed to refer not only to such Section but also to any successor statutory provision to such Section.

         1.08 COMMITTEE: The Savings Plan Committee, as appointed and acting in accordance with Article 9.

         1.09 COMPANY: Bowater Incorporated, a Delaware corporation, and its successors by merger, purchase, or otherwise with respect to its Employees.

         1.10 CURRENT OR ACCUMULATED PROFITS: The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items.

         1.11 DISABILITY: The status of being totally and permanently disabled by reason of physical or mental disability, causing: (a) an Employee to be incapable of further Employment in the capacity in which he was employed prior to such physical or mental disability, and (b) the Employee's Employment to be terminated as a result of such Disability. An Employee must suffer from a Disability continuously for six (6) months and receive disability payments under the federal Social Security Act in order to be eligible to receive benefits under Section 7.03. The Committee, in its sole discretion, shall determine whether an Employee suffers from a Disability, based on such evidence and recommendations as it determines to be necessary or appropriate.

         1.12 EARLY RETIREMENT DATE: The date a Participant's Employment terminates for any reason following his attainment of age 50 and completion of 15 or more Years of Service.

         1.13 EARNINGS: The total compensation paid by the Employer to the Employee that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2), adjusted as follows:

              (i) The amount described above shall be increased by any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Section 125 or 401(k) and, effective January 1, 1998, elective amounts excluded from taxable income under Section 132(f)(4) of the Code; and

              (ii) The amount described above shall be decreased by
                   reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, welfare benefits, payments received under the Employer's gainsharing program, and stock and stock-related compensation.

         Notwithstanding the foregoing, the amount of an Employee's Earnings taken into account under the Plan shall not exceed $160,000, (effective January 1, 2002, $200,000), as adjusted for changes in the cost of living as provided under Code Section 415(d).

         1.14 EFFECTIVE DATE: January 1, 1997, except as otherwise provided herein.

         1.15 EMPLOYEE: Any individual who is hired to perform duties for an Employer on an hourly basis, is subject to its control, and receives regular compensation other than a pension, severance pay, retainer, or fee under contract. Notwithstanding the foregoing, for eligibility purposes in accordance with Article 2, the term "Employee" shall not include: (a) any individual designated by the Company on its records as an independent contractor, consultant or other service provider to the Company (even if a court, the Internal Revenue Service or other entity determines that such individual is a common law employee); (b) any individual designated by the Company on its records as a leased employee (as defined under Code Section 414(n)) (even if such individual is so determined to be a common law employee); (c) any seasonal or temporary employees; and (d) any other employee of the Company whose terms and conditions of employment are governed by a collective bargaining agreement with respect to which benefits of the type provided to employees under the Plan were the subject of good faith bargaining, unless such agreement provides for participation in the Plan.

         1.16 EMPLOYER: Bowater Incorporated Coated Paper and Pulp Divisions, or any successors by merger, purchase or otherwise with respect to its Employees, or any Affiliated Company that elects to participate in the Plan by action of its board of directors, subject to the approval of the Board. Effective July 12, 1999 through December 31, 2000, "Employer" shall include Bowater Nuway Incorporated.

         1.17 EMPLOYMENT: An individual's service as an Employee of an Employer on and after the effective date of the Employer's adoption of the Plan.

         1.18 ENROLLMENT DATE: The first day of each calendar month. Notwithstanding the foregoing, effective July 12, 1999 through July 31, 2000, a former employee of Nuway Paper, LLC shall have an Enrollment Date that is the next applicable payroll period date following such employee's election to participate in the Plan.

         1.19 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. All references to any Section of ERISA shall be deemed to refer not only to such Section but also to any successor statutory provisions to such Section.

         1.20 FIDUCIARY: A person or entity exercising discretionary control over the Plan or its assets, as defined in Section 3(21) of ERISA.

         1.21 FORFEITURES: The excess of all amounts held in a Participant's Accounts, including investment returns, over the Vested Value of his Accounts, as determined upon the distribution of such Vested Values to the Participant or his Beneficiary.

         1.22 GAINSHARING CONTRIBUTION ACCOUNTS: With respect to each Participant, the portion of the Trust Fund that is attributable to the contribution consisting of an amount that would otherwise be paid to an Eligible Employee under a Company-sponsored gainsharing plan or program that an Eligible Employee elects to contribute to the Plan in accordance with Section 3.04. Tax-Deferred Gainsharing Contributions made in accordance with Section 3.04(a) shall be maintained in the Participant's Tax-Deferred Gainsharing Contribution Account. Non Tax-Deferred Gainsharing Contributions made in accordance with

Section 3.04(b) shall be maintained in the Participant's Non Tax-Deferred Gainsharing Contribution Account.

         1.23 HOUR OF SERVICE: Each hour, or part thereof, for which an Employee is paid or entitled to payment, directly or indirectly, for the performance of duties for the Employer.

         1.24 INITIAL COMPANY CONTRIBUTION ACCOUNT: With respect to each Participant, the portion of the Trust Fund that is attributable to the contributions made on his behalf by the Employer under Section 4.02.

         1.25 INVESTMENT FUNDS: The funds established from time to time at the direction of the Company, in accordance with Section 5.01.

         1.26 MATCHING CONTRIBUTION ACCOUNT: With respect to each Participant, the portion of the Trust Fund that is attributable to contributions made on his behalf by the Employer under Section 4.01.

         1.27 NORMAL RETIREMENT DATE: The date a Participant's Employment terminates upon his attainment of age 65.

         1.28 PARTICIPANT: An Active Participant, former Active Participant or Employee who has a positive balance in his Account(s).

         1.29 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTION: With respect to each Participant, the portion of the Trust Fund that is attributable to Payroll-Based Employee Stock Ownership Contributions made on his behalf under
Section 4.03.

         1.30 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTION ACCOUNT: With respect to each Participant, the portion of the Trust Fund that is attributable to Payroll-Based Employee Stock Ownership Contributions made on his behalf under
Section 4.03.

         1.31 PLAN: The Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan, as set forth herein and amended from time to time.

         1.32 PLAN ADMINISTRATOR: The Company and its delegatees, as appointed in accordance with Article 9 by the Board to administer the Plan.

         1.33 PLAN TO PLAN TRANSFER: A direct transfer of an Employee's Accounts, as made in accordance with Section 3.09.

         1.34 PLAN YEAR: The calendar year.

         1.35 SEVERANCE FROM SERVICE DATE: The earlier of:

              (a) The date on which the Employee quits, retires, is discharged or dies; and

              (b) The first anniversary of the start of a period during which the Employee remains absent from Employment with or without pay, for any reason other than those specified in subsection
                   (a) of this Section 1.35, such as vacation, holiday, sickness, disability, leave of absence or layoff.

         In the case of an Employee who is absent from work for maternity or paternity reasons beyond the first (1st) anniversary of the first (1st) date of such absence, the Severance From Service Date shall be the second (2nd) anniversary of the first (1st) date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence resulting from: (i) the pregnancy of the Employee; (ii) the birth of a child of the Employee; (iii) a placement of a child with the Employee in connection with the adoption of such child by the Employee; or (iv) the Employee's caring for a child for a period beginning immediately following the child's birth or placement.

         In the case of an Employee on a leave of absence described in Section 1.48, the Employee shall not incur a Severance from Service while on such a leave. However, if such an Employee does not return to employment within the period described in Section 1.48, such Employee shall be deemed to have incurred a Severance from Service in accordance with paragraph (a) of this Section 1.35.

         1.36 SHARE OF COMPANY STOCK: A share of common stock of the Company which has voting power and dividend rights no less favorable than any other class of common stock issued by such Company.

         1.37 SPECIFIED HARDSHIP WITHDRAWAL: A withdrawal necessitated by the financial need of the Participant. A Specified Hardship Withdrawal shall be allowed only for financial need arising out of expenses incurred or assumed by a Participant (a) for deductible medical expenses of a Participant or his family member or dependent not covered by insurance; (b) for the payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse or his dependents; (c) relating to the acquisition of a primary residence of a Participant; or (d) expenses to prevent eviction from, or foreclosure on the mortgage on, the Participant's primary residence.

         A Specified Hardship Withdrawal may not exceed the actual expense (including reasonably anticipated state and federal taxes and penalties payable with respect to the receipt of the amount withdrawn) incurred by the Participant due to the circumstances described in (a)-(d) above. A Specified Hardship Withdrawal shall not be granted unless the Participant's financial needs cannot be met through the use of his other reasonably available resources. Such resources include all distributions or loans (other than Specified Hardship Withdrawals) under this Plan, the ability to borrow from banks, credit unions or other legitimate lenders and the disposition of personal assets which can be readily sold without need for replacement. The Plan Administrator (or his delegatee) shall determine whether applications for such withdrawal satisfy the definition for Specified Hardship Withdrawal.

         1.38 SPOUSE: The person legally married to the Participant at the time an action or event relevant for Plan purposes occurs.

         1.39 SUPPLEMENTAL NON TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT: With respect to each Participant, the portion of the Trust Fund that is attributable to Supplemental Non Tax-Deferred Employee Contributions he makes in accordance with Section 3.03.

         1.40 SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTION ACCOUNT: With respect to each Participant, the portion of the Trust Fund that is attributable to Supplemental Tax-Deferred Employee Contributions he makes in accordance with
Section 3.02.

         1.41 TRUST AGREEMENT: The Master Trust Agreement between the Company and Fidelity Management Trust Company (and any successors thereto) as amended from time to time.

         1.42 TRUST FUND: The aggregate funds held by the Trustee in accordance with the Trust Agreement.

         1.43 TRUSTEE: Fidelity Management Trust Company and its successors appointed in accordance with the Trust Agreement.

         1.44 Uniformed Service Leave: An approved leave of absence taken in order to perform uniformed service, duty or training within the meaning of USERRA, which is effective as of December 12, 1994. Such Uniformed Service Leave shall continue from the Participant's date of entry into the uniformed service until the earliest of the following:

              (a) the expiration of the period following the date of his discharge from uniformed service during which he is required to apply for reemployment with the Employer under USERRA;

              (b)  the date of his return to employment by the Employer;

              (c) the date on which he takes employment with an employer other than his prior Employer or an Affiliated Employer (if any); or

              (d)  the date of his death.

         Notwithstanding the foregoing and for all purposes under the Plan, Uniformed Service Leave shall include only those periods during which an Employee is protected under USERRA. If an employee takes a leave of absence to perform uniformed service and fails to return to employment with the Employer prior to the expiration of his reemployment rights under USERRA, the entire period of his leave of absence shall be deemed to not qualify as a Uniformed Service Leave.

         1.45 USERRA: The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any successor statute, and the rulings and regulations promulgated thereunder.

         1.46 VALUATION DATE: The last business day of each calendar quarter and any other date specified by the Trustee, on which the Trust Fund is valued in accordance with Article 6. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date.

         1.47 VESTED VALUE: The nonforfeitable portion of a Participant's Account(s).

         1.48 YEAR OF BREAK IN SERVICE: Any 12 consecutive-month period computed from an Employee's Severance from Service Date during which he does not complete one (1) or more Hours of Service. A Year of Break in Service shall occur on the last day of the first such twelve-month period. Notwithstanding the above, an Employee shall be deemed to have not incurred a Year of Break in Service if he is on a leave of absence in excess of 12 months authorized by his Employer and returns to active Employment prior to the expiration of such leave.

         1.49 YEARS OF SERVICE: The aggregate period of an Employee's Employment, consisting of Years of Service and parts thereof, with each Year of Service consisting of 12 months and with each month consisting of 30 days. Years of Service shall be computed beginning on the date the Employee first completes an Hour of Service upon commencing or recommencing employment and ending on his next following Severance from Service Date. Years of Service shall include the period of time between an Employee's Severance from Service Date and the date he next completes an Hour of Service, provided that he does not incur a Year of Break in Service.

ARTICLE 2: ELIGIBILITY AND PARTICIPATION

         2.01 ELIGIBILITY: Each Employee who is an Active Participant in the Plan on the Effective Date shall continue to be an Active Participant. Subject to Section 2.05, each other Employee shall be eligible to participate in the Plan as of the Enrollment Date coinciding with or next following the date he completes ninety (90) days of Service; provided, however, that each Employee who transfers from salaried employment with an Employer shall be eligible to make a Plan to Plan Transfer at any time.

         2.02 PARTICIPATION: Each Employee shall become a Participant as follows:

              (a) With respect to Payroll-Based Employee Stock Ownership Contributions, an Eligible Employee shall automatically become a Participant as of the date he first becomes eligible to receive such contribution;

              (b)  An Employee who satisfies the eligibility requirements of
                   Section 2.01 shall become an Active Participant the date the Employee files with the Employer a properly completed enrollment form in accordance with the requirements and time periods established by the Plan Administrator. An eligible Employee who does not file an enrollment form in accordance with the preceding sentence shall become an Active Participant on the first (1st) succeeding Enrollment Date after the date the Employee files such enrollment form with the Employer.

              (c) With respect to a Plan to Plan Transfer, an Employee shall become a Participant the date he makes such Plan to Plan Transfer.

         2.03 CESSATION OF ACTIVE PARTICIPATION: An Employee shall cease to be an Active Participant if:

              (a) he voluntarily suspends his Contributions to the Plan pursuant to Section 3.08;

              (b) his Employee Contributions to the Plan are mandatorily suspended pursuant to Article 8;

              (c)  he incurs a Year of Break in Service; or

              (d) there is any change in his Employment status which would make him ineligible to participate in the Plan, under the terms of
                   Section 2.01.

An Employee shall not cease to be a Participant because of subsection (a) or (b) above, nor as a result of a temporary absence from Employment. The Employee shall continue to be a Participant until the Vested Value of his Accounts is distributed in full to him or his Beneficiary.

         2.04 EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY: If an Employee's Employment resumes after he incurs a Severance from Service, the Employee may enter or reenter the Plan pursuant to the following rules:

              (a) If the Employee incurred one (1) or more Years of Break in Service before the Vested Value of his Accounts exceeded zero
                   (0), he may enter or reenter the Plan on any Enrollment Date after he satisfies the requirements of Section 2.01;

              (b) If the Employee was previously a Participant in the Plan and either (i) he did not incur one (1) Year of Break in Service, or (ii) the Vested Value of his Accounts was greater than zero (0) at the time of his termination of Employment, he may reenter the Plan as of the date his Employment resumes.

              (c) If the Employee did not incur a Year of Break in Service, had satisfied the eligibility conditions of Section 2.01 but terminated Employment prior to becoming a Participant, he may become a Participant in the Plan on the later of: (i) the date his Employment resumes, or (ii) the Enrollment Date on which he would have become a Participant had he not incurred the termination of Employment;

              (d) Each other Employee shall become a Participant following the resumption of his Employment as of the date he satisfies the requirements of Section 2.01.

         2.05 PRIOR EMPLOYMENT WITH AN AFFILIATED COMPANY: Each Employee who was previously employed by an Affiliated Company or who previously performed services for the Company as a leased employee within the meaning of Section 414(n) of the Code shall have such service taken into account under the Plan, solely for purposes of determining eligibility to participate in the Plan and the Vested Value of his Accounts.

         2.06 EFFECT OF MILITARY LEAVE: Notwithstanding any provision of the Plan to the contrary (including Sections 3.06, 4.06 and 4.07), effective December 12, 1994, participation, contributions, benefits and service credit (as defined under Code Section 414(u)) with respect to qualified military service shall be provided under the Plan in accordance with Section 414(u) of the Code.

ARTICLE 3: PARTICIPANT CONTRIBUTIONS

         3.01 BASIC TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant may elect to make Basic Tax-Deferred Employee Contributions to the Plan. The rate of such Contributions shall be 1%, 2%, 3%, 4%, 5% or 6% of the Participant's Earnings.

         3.02 SUPPLEMENTAL TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant who is making contributions of 6% of his Earnings under Section 3.01 may elect to make Supplemental Tax-Deferred Employee Contributions to the Plan. The rate of such contributions shall be 1%, 2%, or 3% of the Participant's Earnings.

         3.03 NON TAX-DEFERRED EMPLOYEE CONTRIBUTIONS: Each Active Participant may elect to make Basic Non Tax-Deferred Employee Contributions to the Plan. The rate of such contributions shall be 1%, 2%, 3%, 4%, 5%, or 6% of the Participant's Earnings; provided that the Participant's total of Basic Tax-Deferred Employee Contributions and Basic Non Tax-Deferred Employee Contributions shall not exceed 6% of his Earnings. Each Active Participant who is making Basic (Tax-Deferred or Non Tax-Deferred) Employee Contributions of 6% of Earnings may make Supplemental Non Tax-Deferred Employee Contributions to the Plan (which may be made in addition to Supplemental Tax-Deferred Employee Contributions). The rate of such contributions shall be 1%, 2%, 3%, 4%, 5%, or 6% of Earnings; provided that the total of a Participant's Contributions under Sections 3.01, 3.02 and 3.03 shall not exceed 15% of his Earnings.

         3.04 GAINSHARING CONTRIBUTIONS:

              (a) Each Active Participant may elect to contribute all but not less than all of any amount that would otherwise be paid to him under a Company-sponsored gainsharing plan or program as a Gainsharing Contribution to the Plan. Any such election must be made prior to the date and in accordance with procedures established by the Plan Administrator. The Participant may revoke his election to make a Gainsharing Contribution in accordance with procedures established by the Plan Administrator. All Gainsharing Contributions shall be credited to the Participant's Gainsharing Contributions Account. To the extent permitted under Code

                   Section 402(g), a Participant's Gainsharing Contributions for a Plan Year shall be made on a tax-deferred basis.

              (b) Notwithstanding the foregoing, the amount of any Gainsharing Contributions which, when added to the amount of the Participant's Tax-Deferred Contributions for the Plan Year, exceed the maximum contribution permitted under Code Section 402(g) for a Plan Year shall be made on an after-tax basis.

         3.05 MODE OF PAYMENT: Contributions made under Sections 3.01, 3.02 and
3.03 shall be made by means of deductions from a Participant's Earnings in each payroll period. Contributions made under Sections 3.01, 3.02, 3.03 and 3.04 shall be collected by the Employer, credited to the applicable Accounts, and paid to the Trustee as soon as reasonably possible, but in no event later than the 15th business day of the month immediately following the month in which such amounts would otherwise have been paid to the Participant.

         3.06 LIMITATION ON CONTRIBUTIONS: Notwithstanding any other provision in the Plan (except Section 2.06), the provisions of this Section 3.06 shall apply to limit Employee and Company Contributions to the Plan.

              (a) Definitions: For purposes of this Section 3.06, the following terms shall have the meanings set forth herein:

                   i. "Actual Deferral Percentage" shall be the average of the ratios ("Actual Deferral Ratios" or "ADRs"), calculated separately for each Employee in the HCE Group and the Non-HCE Group, of:

                        (A) each Employee's Elective Deferrals and amounts
                            treated as his Elective Deferrals actually paid over to the Trust Fund as contributions on behalf of such Employee for the Plan Year, to

                        (B) the Employee's Compensation for the Plan Year.

                        An Elective Contribution will be taken into account in calculating the Actual Deferral Percentage for a Plan Year only if:

                            (1) it relates to Compensation that either would
                                have been received by the Employee during the Plan Year (but for the deferral election) or is attributable to services performed by the Employee during the Plan Year and would have been received by the Employee within 2 1/2months after the close of the Plan Year (but for the deferral election); and

                            (2) it is allocated to the Employee's Accounts as of
                                a date within the relevant Plan Year. For this purpose, an Elective Contribution is considered allocated as of the date the allocation is no longer contingent on participation in the Plan or the performance of services, provided that the Elective Contribution is actually paid to the Trust Fund no later than 12 months after the close of the Plan Year to which the contribution relates.

                        In computing the Actual Deferral Percentage for all Employees, the Employer may elect to take into account Qualified Matching Contributions and Qualified Nonelective Contributions, provided that the requirements of Treasury Regulation Section 1.401(k)-1(b)(5) are satisfied.

                        Notwithstanding any other provision of this Section 3.06, if Elective Contributions are taken into account for purposes of the Contribution Percentage Test of subsection (d) for any Plan Year, such contributions shall not be taken into account under paragraph (A) of this subsection (a)(i) for such Plan Year.

                   ii.  "Compensation" means compensation as defined under Code
                        Section 414(s), as determined by the Plan Administrator.

                   iii. "Contribution Percentage" shall be the average of the ratios ("Actual Contribution Ratios" or "ACRs"), calculated separately for each Employee in each of the HCE Group and Non-HCE Group, of:

                        (A) the sum of the Matching Contributions and Employee
                            Contributions paid under the Plan on behalf of such Employee for the Plan Year, to

                        (B) Employee's Compensation for the Plan Year.

                        In computing the Contribution Percentage, the Employer may elect to take into account Elective Contributions and Qualified Nonelective Contributions under the Plan or any other plan of the Employer, to the extent permitted under applicable Treasury Regulations.

                        If Matching Contributions are taken into account for purposes of the Actual Deferral Percentage Test of subsection (c) of this Section 3.06 for any Plan Year, such contributions shall not be taken into account under paragraph (A) of this subsection (a)(iii) for such Plan Year.

                   iv. "Elective Contributions" are contributions by the Employer to a retirement plan that were subject to an election under a cash or deferred arrangement (whether or not a tax-qualified cash or deferred arrangement). No amount that has become currently available to an Employee or that is designated or treated as an after-tax Employee Contribution may be treated as an Elective Contribution.

                   v. "Elective Deferrals" means, with respect to any taxable year, the sum of:

                        (A) any Elective Contribution under a tax-qualified cash
                            or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in a Participant's gross income for the taxable year under Code Section 402(e)(3) (determined without regard to the limits in Code Section 402(g)),

                        (B) any employer contribution to a simplified employee
                            pension plan (as defined in Section 408(k)) to the extent not includible in a Participant's gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to the limits in Code Section 402(g)),

                        (C) any employer contribution to purchase an annuity
                            contract under Code Section 403(b) made under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)); unless such contribution is made pursuant to an irrevocable election made by the Employee at the time he becomes eligible to participate in the agreement or is made pursuant to a similar arrangement involving an irrevocable election specified in Treasury Regulations, and

                        (D) any employee contribution to a trust described in
                            Code Section 501(c)(18), to the extent deductible from the Employee's income for the taxable year under Code Section 501(c)(18) (determined without regard to the limits in Code Section 402(g)).

                   vi. "Employee Contributions" means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after-tax employee contribution and is allocated to a separate account to which attributable earnings and losses are allocated.

                   vii. "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                         (A) the aggregate amount of the Matching Contributions and Employee Contributions actually made on behalf of HCEs for the Plan Year, including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Deferrals under subsection (a)(i) of this Section 3.06, over

                         (B) the maximum amount of contributions described in paragraph (A) above that are permitted under the limitations of subsection (d) of this Section 3.06.

                         The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are treated as Employee Contributions due to Recharacterization under subsection (e)(ii) of this Section 3.06.

                  viii. "Excess Contributions" means, with respect to any Plan Year, the excess of:

                         (A) the aggregate amount of Elective Contributions, (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions), actually paid over to the Trust Fund on behalf of HCEs for such Plan Year, over

                         (B) the maximum amount of such contributions permitted under the limitations of subsection (c) of this
                              Section 3.06.

                  ix. "Excess Deferral" means the Elective Deferrals of any individual for any taxable year to the extent the amount of such deferrals for the taxable year exceeds the limit in subsection (b) of this Section 3.06, but excluding amounts described in Section 1105(c)(5) of the Tax Reform Act of 1986.

                  x. "Highly Compensated Employee" means an Employee who performs service during the Determination Year who:

                         (A)  is a five percent (5%) owner (as defined in Code
                              Section 416(i)(1)(A)(iii)) at any time during the Determination Year or the Look-Back Year; or

                         (B) receives compensation in excess of $80,000 (indexed in accordance with Code Section 415(d)) during the Look-Back Year and, if the Employer so elects, was a member of the top-paid group during the Look-Back Year.

                         Special Rules: For purposes of this subsection (x) only: (a) the "Determination Year" means the Plan Year for which the identification of HCEs is being made; (b) the "Look-Back Year" means the 12-month period immediately preceding the Determination Year or, if the Employer so elects, the calendar year ending with or within the Determination Year; (c) the "top-paid group" means the top 20% of Employees ranked on the basis of compensation received during the Plan Year; (d) "compensation" means compensation within the meaning of Code Section 415(c)(3), including Elective Deferrals or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity and, effective January 1, 1998, elective amounts excluded from taxable income under Section 132(f)(4) of the Code; and (e) employers required to be aggregated under Code Sections 414(b), (c), (m) or (o) are treated as a single employer with the Employer.

                  xi. "HCE Group" means the group consisting of all Highly Compensated Employees.

                  xii.   "Matching Contributions" means:

                         (A) any contribution to the Plan made by the Employer (including a contribution made at the Employer's discretion) on behalf of an Employee on account of an Employee Contribution made by such Employee,

                         (B) any contribution to the Plan made by the Employer (including a contribution made at the Employer's discretion) on behalf of an Employee on account of an Elective Deferral made on an Employee's behalf, and

                         (C) Any Forfeiture allocated on the basis of Employee Contributions, Matching Contributions or Elective Contributions.

                  xiii. "Nonelective Contributions" means contributions made by the Employer (other than Matching Contributions) with respect to which the Employee may not elect to receive the contributions in cash or other benefits instead of being contributed to the Plan.

                  xiv. "Non-HCE Group" means the group consisting of all Employees who are not Highly Compensated Employees.

                  xv. "Qualified Matching Contributions" means Matching Contributions which satisfy the requirements of subsection (a)(xvi).

                  xvi. "Qualified Nonelective Contributions" means any contribution (other than a Matching Contribution or Elective Contribution) with respect to which the Employee may not elect to receive the contribution in cash instead of being contributed to the Plan, and only if such contribution is nonforfeitable when made and distributable only upon the occurrence of one (1) of the following events:

                         (A) the Employee's retirement, death, disability or separation from service;

                         (B) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP) by the Employer;

                         (C)  the Employee's attainment of age 59 1/2;

                         (D) the sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and

                         (E) the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain the Plan after the disposition.

                         Paragraphs (B), (D) and (E) above apply only if the Employer, as the transferor corporation, continues to maintain the Plan for its remaining Employees. Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

              (b) Individual Limitation: The amount of Elective Deferrals that a
                  Participant may make in any taxable year shall be limited to $9,500 ($11,000 effective January 1, 2002), as adjusted annually for changes in cost of living pursuant to Code
                  Section 402(g).

                  To the extent a Participant has made Elective Deferrals to the Plan in excess of the amount set forth above, such Excess Deferrals shall be distributed to him no later than April 15 following the end of the taxable year during which such Elective Deferrals are made. If a Participant makes Elective Deferrals to this Plan and to any other plan or arrangement in a single taxable year, he may allocate the amount of any Excess Deferrals for such taxable year among all such plans. No later than March 1 following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Plan Administrator in writing of the amount of the Excess Deferrals to be allocated to this Plan. Such amount (including income thereon) shall then be distributed to the Participant no later than the next following April 15th.

              (c) Before-Tax Contribution Limitation: ("Actual Deferral
                  Percentage Test") The Actual Deferral Percentage for the HCE Group for a Plan Year shall bear a relationship to the Actual Deferral Percentage for the Non-HCE Group that meets either of the following tests:

                  i. The Actual Deferral Percentage for the HCE Group for a Plan Year shall not be more than the Actual Deferral Percentage for the non-HCE Group for the preceding Plan Year, multiplied by 1.25; or

                  ii. The excess of the Actual Deferral Percentage for the HCE Group for the Plan Year over that of Non-HCE Group for the preceding Plan Year is not more than 2 percentage points, and the Actual Deferral Percentage for the HCE Group for the Plan Year is not more than the Actual Deferral Percentage for the Non-HCE Group for the preceding Plan Year, multiplied by 2.

                  For purposes of applying this subsection (c), all Elective Contributions that are made under two (2) or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two (2) or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                  The Actual Deferral Percentage taken into account for any Highly Compensated Employee who is a Participant in two (2) or more cash or deferred arrangements maintained by the Employer or Affiliated Company shall be the sum of the Elective Deferrals for that Employee under each 401(k) plan of the Employer or Affiliated Company, divided by the Participant's Compensation from the Employer and Affiliated Company.

                  Except to the extent provided under regulations or rules of the Secretary of the Treasury, Excess Contributions distributed to Participants who are Highly Compensated Employees in accordance with subsection (b) above shall be treated as Employee Contributions for purposes of this subsection (c).

                  If, in order to satisfy the Actual Deferral Percentage Test of this subsection (c), Excess Contributions must be distributed to Highly Compensated Employees, the total dollar amount of such Excess Contributions determined under this paragraph shall be allocated and distributed in accordance with subsection (e) of this Section 3.06.

              (d) Company and Supplemental Contribution Limitation:
                  ("Contribution Percentage Test") The Contribution Percentage for the HCE Group for a Plan Year shall not exceed the greater of:

                  i. 125% of the Contribution Percentage for the Non-HCE Group for the preceding Plan Year; or

                  ii. the lesser of 200% of the Contribution Percentage for the Non-HCE Group for the preceding Plan Year, or the Contribution Percentage for the Non-HCE Group for the preceding Plan Year, plus two (2) percentage points.

                  If two (2) or more plans of the Employer to which Matching Contributions, Employee Contributions or Elective Deferrals are made are treated as a single plan for purposes of Code
                  Section 410(b), such plans shall be treated as a single plan for purposes of this subsection (d). The Contribution Percentage taken into account for any Highly Compensated Employee who is a Participant in two (2) or more plans of the Employer or an Affiliated Company to which Matching Contributions or Employee Contributions are made shall be the sum of the Matching Contributions and Employee Contributions made for the HCE under each such plan, divided by his or her Compensation from the Employer and Affiliated Company.

                  Any Employee who is eligible to make an Employee Contribution (or, if the Employer takes Elective Contributions into account, Elective Contributions) or to receive a Matching Contribution shall be considered an eligible Employee. In addition, if an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Employee on behalf of whom no Employer contributions are made.

                  The Employer may elect to take into account Elective Contributions and/or Qualified Nonelective Contributions allocated to a Participant's Accounts under the Plan or any other plan it sponsors if the conditions described in Section 1.401(m)-1(b)(5) of the Treasury regulations are satisfied.

                  If, in order to satisfy the Contribution Percentage Test of this subsection (d), Excess Aggregate Contributions must be distributed to Highly Compensated Employees, the total dollar amount of such Excess Aggregate Contributions determined under this paragraph shall be allocated and distributed in accordance with subsection (e) of this Section 3.06.

                  Notwithstanding the foregoing, Employees who are members of a collective bargaining unit shall not be included in applying the provisions of this subsection (d).

              (e) The Plan shall be treated as satisfying the requirements of subsections (c) and (d) above for any Plan Year if, before the close of the following Plan Year:

                  i. the Participant's share of Excess Contributions and Excess Aggregate Contributions for such Plan Year is distributed to the Participant; or

                  ii. in the case of Excess Contributions, the Participant elects to treat his share of such Excess Contributions as distributed and recontributed by the Participant to the Plan as a Non Tax-Deferred Employee Contribution ("Recharacterized"), to the extent allowed under applicable Treasury regulations; or

                  iii. in the case of Excess Aggregate Contributions, such Contributions are forfeited to the extent they are forfeitable.

                  The Plan Administrator shall determine which of methods (i),
                  (ii), or (iii) above shall be utilized; provided, however, that such determination shall be made on a consistent and non-discriminatory basis.

                  If Excess Contributions are to be distributed to Highly Compensated Employees, the Elective Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee's Elective Deferrals to equal the dollar amount of Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this provision, would equal the total Excess Contributions, the lesser reduction amount shall be distributed. If the total dollar amount distributed is less than the total Excess Contributions for the Plan Year for all affected Highly Compensated

                  Employees, this process is repeated until the total dollar amount distributed equals the total Excess Contributions for the Plan Year.

                  Excess Aggregate Contributions shall be distributed to Highly Compensated Employees in the same manner, starting with the Highly Compensated Employee on whose behalf the highest dollar amount of Employee and Matching Contributions were made, until the Contribution Percentage Test is satisfied.

                  The amount of Excess Contributions to be distributed or Recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year. Excess Deferrals to be distributed to Participants for a taxable year will be reduced by any Excess Contributions that have previously been distributed or Recharacterized for the Plan Year beginning in the same taxable year.

                  If Matching Contributions have been made by the Employer on account of Excess Contributions which are distributed or Recharacterized, such Matching Contributions and income allocable thereto shall be forfeited and applied to reduce Employer contributions in subsequent Plan Years.

                  Excess Contributions must be corrected by the close of the Plan Year following the Plan Year for which they were made. Excess Contributions that are Recharacterized will remain subject to the nonforfeitability requirements and distribution limitations that apply to Elective Contributions.

              (f) The distribution of Excess Contributions and/or Excess
                  Aggregate Contributions will include the income allocable thereto. The income allocable to Excess Contributions and/or Excess Aggregate Contributions includes income for the Plan Year for which the Excess Contributions and/or Excess Aggregate Contributions were made.

                  i. Income allocable to an Employee's share of Excess Contributions shall be determined by multiplying the income for the Plan Year allocable to all Elective Contributions and amounts treated as Elective Contributions (for purposes of this paragraph only, the "Effective Elective Contributions") for the Plan Year by a fraction:

                         (A) the numerator of which is the Employee's share of Excess Contributions for the Plan Year; and

                         (B) the denominator of which is the sum of: (1) the Employee's total account balance attributable to Effective Elective Contributions as of the beginning of the Plan Year; plus (2) the Employee's Effective Elective Contributions for the Plan Year.

                  ii. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income allocable to all Matching Contributions, Employee Contributions and any Qualified Nonelective Contributions or Elective Deferrals for the Plan Year that are taken into account in computing the Contribution Percentage, excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction:

                         (A) the numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year; and

                         (B) the denominator of which is the sum of (1) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus (2) the Employee's Effective Matching/ Employee Contributions for the Plan Year.

              (g) In addition to the limitations described in subsections (b),
                  (c) and (d) above, solely for Plan Years ending before January 1, 2002, if:

                  i. the Actual Deferral Percentage for the HCE Group exceeds the limits described under subsection (c)(i); and

                  ii. the Contribution Percentage for the HCE Group exceeds the limits described under subsection (d)(i); and

                  iii. the sum of Actual Deferral Percentage and the Contribution Percentage exceeds the limit described in Treasury Regulation Section 1.401(m)-2(b)(3),

                  the Employer will reduce the Actual Deferral Percentage of the Highly Compensated Employees in the manner described in Treasury Regulation Section 1.401(k)-1(f)(2), as provided in Treasury Regulation Section 1.401(m)-2(c)(3).

         3.07 CHANGE IN AMOUNT OF CONTRIBUTIONS: Subject to the provisions of
Section 3.06, a Participant may change the rate of his Basic Tax-Deferred Employee Contributions, Supplemental Tax-Deferred Employee Contributions, Basic Non Tax-Deferred Employee Contributions or Supplemental Non Tax-Deferred Contributions by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator. Changes will be effective with the next Enrollment Date following the expiration of the time period prescribed by the Plan Administrator for the submission of a Participant's notice of election to change his Contributions.

         3.08 VOLUNTARY SUSPENSION OF PARTICIPANT CONTRIBUTIONS: A Participant may suspend his Basic Tax-Deferred Employee Contributions, Supplemental
Tax-

Deferred Employee Contributions, Basic Non Tax-Deferred Employee Contributions, Supplemental Non Tax-Deferred Contributions and Gainsharing Contributions by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator. The Plan Administrator shall establish the time period in which such notice must be submitted. A suspension of Basic Tax-Deferred Employee Contributions will automatically cause a suspension of the Employee's Supplemental Tax-Deferred Employee Contributions. A suspension of Basic Non Tax-Deferred Employee Contributions will automatically cause a suspension of the Employee's Supplemental Non Tax-Deferred Employee Contributions. A Participant may not suspend his contributions for less than six
(6) months. The Participant may resume making contributions as of any Enrollment Date occurring six (6) months after the effective date of the suspension by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator.

         3.09 PLAN TO PLAN TRANSFER: An Employee who previously participated in one of the following retirement plans may elect to transfer the vested balance of his account under such plan to this Plan: the Bowater Incorporated Salaried Employees' Savings Plan, the Bowater Incorporated Savings Plan for Certain Hourly Employees or such other tax-qualified retirement plan as may be approved by the Plan Administrator. The Employee shall continue to accrue service under such other plan(s) on account of his employment with the Employer, and any unvested amounts held under such plan(s) shall vest and become eligible for a Plan to Plan Transfer to this Plan in accordance with the vesting schedule of such other plan(s). Transfers under this Section 3.09 shall be subject to the applicable restrictions of Article 8 but shall not be subject to the limitations of Sections 3.06, 4.06, or 4.07; nor shall amounts transferred under this
Section 3.09 be included in the calculation of the Participant's rate of Basic or Supplemental Contributions (Tax-Deferred or Non Tax-Deferred) pursuant to Sections 3.01 through 3.03.

         The amounts transferred shall be treated as follows:

              (a) The portion attributable to pre-tax contributions pursuant to
                  Code Section 401(k) shall be credited to the Employee's Supplemental Tax-Deferred Employee Contribution Account;

              (b) The portion attributable to after-tax contributions pursuant to Code Section 401(a) shall be credited to the Employee's Supplemental Non Tax-Deferred Employee Contribution Account;

              (c) The portion attributable to matching contributions made by the
                  Company or Affiliated Company pursuant to Code Section 401(a) shall be credited to the Employee's Matching Contribution Account.

         The Plan Administrator shall require the Employee to furnish a written statement containing such information as may be necessary to establish that the transfer does not contain amounts from sources other than provided above and that the transfer otherwise meets the requirements of applicable law.

         3.10 EMPLOYMENT WITH AFFILIATED COMPANY: A Participant may not contribute to the Plan while he is employed by an Affiliated Company which is not an Employer, except to the extent that he continues to receive Earnings from an Employer. A Participant's prior and concurrent service with an Affiliated Company which is not an Employer, or as a leased employee (within the meaning of Code Section 414(n)) for the Company or an Affiliated Company, shall be counted as Years of Service under the Plan to the extent such credit would be given under Section 2.05 if such Affiliated Company had been an Employer. For purposes of this Section 3.10, the fact that the Participant has made no contributions under the Plan shall be disregarded.

         3.11 ROLLOVER CONTRIBUTIONS: An Employee may request that the Plan Administrator direct the Trustee to accept any of the following amounts from or on behalf of the Employee and place them in a Rollover Contribution Account established on his behalf:

              (a) amounts transferred to this Plan directly from another trust or annuity contract maintained as part of a plan qualified under Code Section 401(a);

              (b) lump sum distributions received by the Employee from another qualified plan which are eligible for tax-free rollover treatment and which are transferred by the Employee to this Plan within 60 days following his receipt thereof;

              (c) amounts transferred to the Plan from a conduit individual retirement account (as defined in Code Section 408) consisting solely of assets and the income thereon which were previously distributed to the Employee from another tax-qualified retirement plan as part of a qualifying rollover distribution (as defined in Code Section 402(a)(5)) to the individual retirement account within 60 days of their receipt; provided that such assets are transferred directly to the Plan from the conduit individual retirement account or are transferred to the Plan within 60 days of their distribution to the Employee from the conduit individual retirement account.

         Any amounts transferred into the Plan under this Section 3.11 shall be by check. No securities may be transferred. The Employee shall make application to the Plan Administrator in writing, submitting whatever information is deemed necessary and sufficient by the Plan Administrator to establish compliance with the requirements of this Section 3.11. Amounts accepted by the Plan Administrator shall be placed in a Rollover Contribution Account established for the Employee and shall become part of the Trust Fund. The Employee shall have a fully vested and nonforfeitable right to amounts held in his Rollover Contribution Account at any time. The Employee shall be able to direct the investment of his Rollover Contribution Account in accordance with the provisions of Article 5.

         3.12 CONTRIBUTIONS UPON RETURN FROM MILITARY LEAVE. Effective December 12, 1994, a Participant returning to employment with the Employer from a period of Uniformed Service Leave shall be entitled to make up the Basic and Supplemental Tax-Deferred and Non Tax-Deferred Contributions (excluding interest and earnings on such contributions) the Participant would have been entitled to make had the Participant worked for the Employer during the period of Uniformed Service Leave. To the extent of such make-up contributions allocated to the Participant's Basic Tax-Deferred and Basic Non Tax-Deferred Employee Contribution Accounts, the Company shall make Matching Contributions in accordance with Section 4.01 on behalf of the Participant for such period of Uniformed Service Leave.

ARTICLE 4: EMPLOYER CONTRIBUTIONS

         4.01 MATCHING CONTRIBUTIONS: With respect to each Active Participant in its employ, the Employer shall make a Matching Contribution to the Plan equal to 50% of such Participant's Basic Employee Contributions (Tax-Deferred and/or Non Tax-Deferred). Contributions by the Employer shall be paid to the Trustee promptly and credited to each Participant's Matching Contribution Account.

         4.02 INITIAL COMPANY CONTRIBUTIONS: With respect to each Employee who was employed by the Employer on June 23, 1986, the Employer made an Initial Company Contribution to the Plan from its Current or Accumulated Profits in an amount sufficient to purchase fifty (50) Shares of Company Stock. Such Contributions were made as of the first (1st) business day of the quarter after the Employee was first eligible for participation under Section 2.01(b). Such Contributions were paid to the Trustee promptly and credited to each Participant's Initial Company Contribution Account. There shall be no Initial Company Contributions for individuals who first become Employees after June 23, 1986.

         4.03 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS: Prior to January 1, 1987, the Employer made Payroll-Based Employee Stock Ownership Contributions to the Plan which were allocated to the Payroll-Based Employee Stock Ownership Account of each eligible Employee.

         4.04 MODE OF PAYMENT: Employer contributions made under Sections 4.01 and 4.02 shall be made in cash.

         Employer contributions made under Section 4.03 may be paid in Shares of Company Stock, cash or both. The amount contributed in Shares of Company Stock shall be determined by averaging the closing prices of such Shares of Company Stock reported on the New York Stock Exchange consolidated tape for the 20 consecutive trading days immediately preceding the date of the transfer of such Shares of Company Stock to the Trust Fund and multiplying the average value so determined by the number of Shares of Company Stock transferred. Such contributions will be made within thirty (30) days following the due date, including extensions, for filing the Employer's Federal income tax return for the taxable year which coincides with such Plan Year.

         Promptly upon receipt of any cash contribution pursuant to Section 4.03, the Trustee shall apply such contribution to the purchase, in one or more transactions, of the maximum number of whole Shares of Company Stock obtainable at the then prevailing prices, including brokerage commissions and other reasonable expenses incurred in connection with such purchases. Such purchase shall be made as directed by the Committee in one of the following ways: (i) privately, from the Company or from another person; (ii) publicly, on any securities exchange where Shares of Company Stock are traded; or (iii) pursuant to Section 7.06(c). Purchases shall be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interest of the Participants. No purchase of Shares of Company Stock shall be made from the Company at a price in excess of the fair market value of such Shares on the date of purchase, which shall be the highest sales prices of the Shares as reported in The Wall Street Journal report of NYSE-Composite Transactions, on the investment date as of which such purchase is made (or the next preceding day on which such Shares are traded on the New York Stock Exchange, if the Shares are not traded on the New York Stock Exchange on the investment date). After receipt of any cash contributions made under Section 4.03, the Trustee shall use the cash to acquire Shares of Company Stock no later than the 30th day following receipt of the contribution, having due regard for any applicable requirement of law.

         The cash balance of any contribution received pursuant to Section 4.03 which remains after the maximum number of whole Shares of Company Stock shall have been purchased pursuant to this Section 4.04, shall be held by the Trustee for future investment.

         4.05 RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER: The following contributions may be returned to an Employer as follows:

              (a) Any contribution made by an Employer under a mistake of fact may be returned to the Employer within one (1) year of the contribution;

              (b) Any contribution which is disallowed as a deduction under Code
                  Section 404 may be returned to an Employer within one (1) year of its disallowance;

              (c) Any contribution made by an Employer that is conditioned on the initial qualification of the Plan under Code Sections 401(a), 401(k) and 401(m), may be returned if a timely determination letter request is filed with the Internal Revenue Service and the Plan receives an adverse determination.

         The amount which may be returned to an Employer shall not exceed the amount of the Employer's contribution, reduced by any investment losses attributable to the contribution. No contribution or portion thereof will be returned to an Employer if the return of such amount would cause the value of a Participant's Accounts to be less than their value had the contribution not been made.

         4.06 STATUTORY LIMITATION ON ADDITIONS:

              (a) Notwithstanding any other provisions of the Plan except
                  Section 2.06, "the annual additions" to a Participant's Accounts shall not exceed the lesser of:

                  i. the Maximum Permissible Dollar Amount (as defined below); and

                  ii. 25% (100% effective January 1, 2002) of the Participant's Total Compensation (as defined below) for the Plan Year.

              (b) For purposes of Sections 4.06 and 4.07, the following
                  definitions shall apply:

                  i.     "Annual additions" shall mean the sum of:

                         (A) Employer contributions and Forfeitures allocated to a Participant's Accounts under Sections 4.01,
                              4.02 and 4.03; and

                         (B)  Employee Contributions allocated to the
                              Participant's Accounts under Sections 3.01, 3.02,
                              3.03 and 3.04; and

                  ii. The initial "Maximum Permissible Dollar Amount" shall mean $30,000 (effective January 1, 2002, $40,000), and the initial "Maximum Permissible Benefit" shall mean $125,000 (effective January 1, 2001, $140,000). These limitations shall be adjusted automatically as the limits set forth in Code Sections 415(c)(l)(A) and 415(b)(1)(A) are adjusted for the cost of living in accordance with Code Section 415(d).

                  iii. "Total Compensation" shall mean, (A) for Plan Years beginning before December 31, 1997, the amount reported on the Participant's Form W-2 as "wages" for the taxable year that coincides with the Plan Year; and (B) for Plan Years beginning on or after January 1, 1998, all pay that is reported in Box 1 of Internal Revenue Service Form W-2, plus amounts excluded from income under Code Sections 125 and 132(f)(4) and the Participant's Elective Contributions.

              (c) The limitations of this Section 4.06 with respect to any
                  Participant who at any time has been a participant in any other defined contribution plan maintained by the Company or an Affiliated Company shall apply as if the total contributions made under all such defined contribution plans were made to this Plan.

              (d) If the limitations of this Section 4.06 would be exceeded in any Plan Year, the Plan Administrator shall take the following action in any order as required and to the extent necessary to prevent the limitations from being exceeded:

                  i. discontinue or reduce a Participant's Basic and/or Supplemental Tax-Deferred Employee Contributions for the Plan Year;

                  ii. discontinue a Participant's Gainsharing Contributions for the Plan Year;

                  iii. discontinue or reduce the Participant's Basic and/or Supplemental Non Tax-Deferred Employee Contributions for the Plan Year;

                  iv. instruct the Trustee to return all or a portion of the Participant's Gainsharing Contributions or Supplemental Tax-Deferred or Non Tax-Deferred Employee Contributions made during the Plan Year;

                  v. instruct the Trustee to return all or a portion of the Participant's Basic Tax-Deferred Employee Contributions made during the Plan Year;

                  vi. instruct the Employer to reduce or eliminate its Matching Contributions to Participants' Accounts for the remainder of the Plan Year;

                  vii. instruct the Trustee to return to the Employer all or a portion of any Matching Contributions allocated to Participants' Accounts for the Plan Year; or

                  viii.  apply any amounts in excess of the limitations of this
                         Section 4.06 ("Excess Amounts") to reduce Matching Contributions allocated to a Participant's Account for the next Plan Year (and succeeding Plan Years, as necessary), provided that the Participant is covered by the Plan as of the end of the Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year, then such Excess Amounts shall be held unallocated in a suspense account for the Plan Year and reallocated in the next Plan Year to the Accounts of all of the remaining Participants. Such reallocation may not result in the limitations of this Section 4.06 being exceeded for any Participant for the Plan Year. Any Excess Amounts not allocated to Participants' Accounts from a suspense account shall be used to reduce Matching Contributions allocated to the Accounts of all of the Participants remaining in the Plan in subsequent Plan Years, as necessary to reduce the balance of the suspense account to zero.

         Actions taken under this Section 4.06 shall not be considered a suspension of Participant Contributions, as provided in Section 3.08.

         Notwithstanding the foregoing, the provisions of this Section 4.06 shall be interpreted in a manner consistent with the provisions of Code Section 415, which are incorporated herein by reference.

         4.07 COMBINED PLANS LIMITATION: For Plan Years beginning before January 1, 2000, if a Participant is also a participant in any defined benefit pension plan maintained by the Employer, the benefits provided under this Plan shall be limited so that the sum of the Participant's "defined benefit fraction" and the "defined contribution fraction" shall not exceed 1.0 for any Plan Year.

         (a) The term "defined contribution fraction" shall mean a fraction, the numerator of which is the sum of annual additions made to the Participant's Accounts for all Plan Years as of the end of the Plan Year and the denominator of which is the lesser of 125% of:
              (i) the Maximum Permissible Dollar Amount for the Plan Year and all prior Years of Service and (ii) 140% of 25% of the Participant's Total Compensation for that Plan Year and all prior Years of Service.

         (b) The term "defined benefit fraction" shall mean a fraction, the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer, and the denominator of which is the lesser of: (i) 125% of the Maximum Permissible Benefit under the retirement plans for the Plan Year, and (ii) 140% of the Participant's average Total Compensation for the three (3) highest paid years. Such fraction shall be determined as of the end of the Plan Year.

         (c) The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to his Normal Retirement Date at the same level as they are at the end of the Plan Year and that his service continues to accrue to his Normal Retirement Date without a Year of Break in Service. The terms "earnings," "service," "normal retirement date," and "break in service" shall have the same meaning as defined in such retirement plans.

         4.08 FORFEITURES. The amount of any Forfeitures under Section 7.04 shall be applied to reduce future Employer contributions under the Plan as soon as practicable after the event giving rise to the Forfeiture shall have occurred. In the event that the amount of Forfeitures exceeds the amount of Employer contributions, Forfeitures shall be kept in a suspense account until such Forfeitures, increased by the Earnings thereon and reduced by the losses thereon, if any, are applied pursuant to this Section 4.08.

ARTICLE 5: INVESTMENT OPTIONS

         5.01 INVESTMENT OF CONTRIBUTIONS: Participant and Employer contributions shall be invested by the Trustee, either as required by the Plan or as directed by a Participant in one (1) or more of the Investment Funds, which shall include the following:

         (a) The Company Stock Fund: A fund which invests primarily in Shares of Company Stock. A small percentage of the Company Stock Fund shall be invested in money market instruments to facilitate daily cash transactions.

              Accounts in this Fund shall segregate, separately account for and respectively consist of Shares of Company Stock allocable to (i) Payroll-Based Employee Stock Ownership Contributions, (ii) Initial Company Contributions, and (iii) Employee Contributions (whether Basic or Supplemental, Tax-Deferred or Non Tax-Deferred).

              Any cash dividends received by the Trustee with respect to Shares of Company Stock held by the Plan shall be invested in additional Shares of Company Stock. Shares of Company Stock purchased from cash dividends, plus any other Shares of Company Stock received as a result of a stock split or a stock dividend, shall be allocated to a Participant's Company Stock Fund Accounts in proportion to the respective Shares of Company Stock credited to such Accounts as of the appropriate record date.

         (b) Additional Investment Funds: Trustee, at the direction of the Company or its designee, shall establish one (1) or more additional Investment Funds as shall be deemed appropriate, including Investment Funds deemed appropriate for satisfying the requirements of ERISA Section 404(c) and regulations thereunder.

         (c) Temporary Investment: The Trustee may temporarily invest all or any part of the Investment Funds in short and medium term securities, including but not limited to commercial paper, notes of finance companies and obligations of the U.S. Government or any instrumentality or agency thereof. The Board or its designee may from time to time specify additional temporary investment vehicles or may direct the Trustee in the temporary investment of the Trust Fund. The Trustee may invest all or part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

              The Plan Administrator may authorize changes in the Investment Funds as it, in its discretion, deems necessary and appropriate.

         5.02 INVESTMENT ELECTIONS BY PARTICIPANTS: Each Participant must elect to have all Participant and Employer contributions (other than contributions made under Sections 4.02 and 4.03) invested in one (1) or more of the available Investment Funds in whole number percentages of his Contributions, provided that the sum of such percentages equals 100%. Investment elections shall be made by written, telephonic or electronic means established by the Plan Administrator and directed to the Trustee. Basic and Supplemental Tax-Deferred and Non Tax-Deferred Employee Contribution Accounts, Tax-Deferred and Non Tax-Deferred Gainsharing Contribution Accounts, Matching Contribution Account and, if applicable, Rollover Contribution Account shall be established for the Participant in each Investment Fund in which such Contributions are invested on his behalf. Contributions and earnings thereon as to which no current, valid investment election has been made shall be invested by the Trustee, in its discretion; provided, however, that if the Trustee does not agree to undertake such investment responsibility, such Contributions and earnings shall be temporarily invested in one (1) or more of the investment vehicles authorized in subsection (c) of Section 5.01 until a valid investment direction is obtained.

         5.03 CHANGES IN CURRENT INVESTMENT ELECTIONS: A Participant may change his investment election at any time with respect to his Accounts (other than his Initial Company Contribution Account and Payroll-Based Employee Stock Ownership Contribution Account). Changes in investment elections shall be made in accordance with procedures established by the Plan Administrator and must be expressed as revised whole number percentages of amounts held in his Accounts, totaling 100%. Investment election changes shall be effective as soon as practicable after the request is received (which, with respect to Funds which are valued daily and accessible by telephone or electronic investment direction, may be the same day as directions are transmitted, if received before 4:00 P.M. local time, or the next business day thereafter).

         5.04 TRANSFER OF ACCOUNTS: A Participant may elect at any time to transfer all or part of his Account (other than his Initial Company Contribution Account and Payroll-Based Employee Stock Ownership Contribution Account) in any Investment Fund to another Investment Fund. Transfer shall be made in accordance with procedures established by the Plan Administrator and shall be expressed as a dollar amount or percentage of a Participant's Account(s). Transfers shall be effective as soon as practicable after the request is received (which, with respect to Funds which are valued daily and accessible by telephone or electronic investment direction, may be the same day as directions are transmitted, if received before 4:00 P.M. local time, or the next business day thereafter).

ARTICLE 6: VALUATION OF PARTICIPANTS' ACCOUNTS

         6.01 ACCOUNTS: Each Participant shall have established for him separate Accounts reflecting all amounts contributed to the Plan on his behalf and the investment earnings and losses thereon.

         6.02 VALUATION OF ACCOUNTS: As of each Valuation Date, each Participant's Account shall be adjusted separately to reflect any appreciation or depreciation in the fair market value of each Investment Fund in which it is held. The fair market value of each Investment Fund shall be determined by the Trustee and communicated to the Plan Administrator in writing and shall represent the fair market value of all securities or other property held in the Investment Fund, plus cash and accrued earnings, less accrued expenses and proper charges against the Fund as of the Valuation Date. The Trustee's determination of the fair market value of the Investment Funds shall be final and conclusive for all purposes of the Plan. A Participant's Accounts shall be adjusted in proportion to the balance in each Participant's Account on the preceding Valuation Date, less distributions.

         6.03 AMOUNT OF PARTICIPANT'S ACCOUNTS: The amount of a Participant's Accounts for purposes of distribution shall be determined as follows:

         (a) the value of the Participant's Accounts as of the most recent Valuation Date, plus

         (b) the Participant and Employer contributions made to the Participant's Accounts since the most recent Valuation Date, minus

         (c) the amount of any distribution made since the most recent Valuation Date.

         Notwithstanding the foregoing, the Plan Administrator may in its discretion use the value of the Participant's Accounts as of a special Valuation Date to determine the proper amount to be distributed. The Plan Administrator may delay any distribution under the Plan until the special Valuation Date.

         6.04 STATEMENT OF PARTICIPANT ACCOUNTS: Each Participant shall receive a quarterly statement showing the value of his Accounts as of the most recent Valuation Date.

         6.05 TIMING OF CREDITS AND DEDUCTIONS: Adjustments of a Participant's Accounts shall be deemed to have been made on the date to which they relate, even if they are determined at another date. Notwithstanding the foregoing, transactions with respect to which Investment Funds are valued daily will be effected on the date money or investment directions are received from a Participant prior to 4:00 P.M. local time, otherwise on the next business day. The Participants' Accounts will be debited or credited, as appropriate, no later than the date on which transactions are effected.

ARTICLE 7: PAYMENT OF BENEFITS

         7.01 RETIREMENT: Upon a Participant's retirement, the Vested Value of his Accounts shall equal the total value of his Accounts. The Vested Value of the Participant's Accounts shall be paid to him in accordance with Sections 7.06 or 7.07 (or, if applicable, Section 13.07).

         7.02 DEATH: Upon the death of a Participant, the Vested Value of his Accounts shall equal the total value of his Accounts, to the extent not yet distributed. The Vested Value of the Participant's Accounts shall be paid to his Beneficiary in accordance with Sections 7.06 and 7.07 (or, if applicable, Section 13.07).

         7.03 DISABILITY: If a Participant's Employment terminates as a result of his Disability before his retirement, the Vested Value of his Accounts shall equal the value of his Accounts. The Vested Value of the Participant's Accounts shall be paid to him in accordance with Sections 7.06 and 7.07 (or, if applicable, Section 13.07).

         7.04 OTHER TERMINATION OF EMPLOYMENT: Upon the termination of a Participant's Employment other than by retirement, death or Disability, and other than by transfer to an Affiliated Company which is not an Employer, the Vested Value of his Accounts shall equal the balance credited to his:

         (a)  Basic Tax-Deferred Employee Contribution Account;

         (b)  Supplemental Tax-Deferred Employee Contribution Account;

         (c)  Basic Non Tax-Deferred Employee Contribution Account;

         (d)  Supplemental Non Tax-Deferred Employee Contribution Account;

         (e)  Tax-Deferred Gainsharing Contribution Account;

         (f)  Non Tax-Deferred Gainsharing Contribution Account;

         (g) Matching Contribution Account, if the Participant has completed three (3) or more Years of Service;

         (h)  Payroll-Based Employee Stock Ownership Contribution Account; and

         (i) Initial Company Contribution Account, if the Participant has completed three (3) or more Years of Service.

         Upon such termination of Employment the Participant shall forfeit the portion of his Initial Company Contribution and/or Matching Contribution Accounts that is not included in his Vested Value; provided, however, that amounts so forfeited shall be reinstated to the Participant's accounts if he is reemployed by an Employer at any time before he incurs five (5) Years of Break in Service, and if he then repays the entire amount of his Basic Tax-Deferred Employee Contribution Account and Basic Non Tax-Deferred Contribution Account previously distributed to him, if any.

         The Vested Value of such Participant's Accounts shall be paid to the Participant in a single lump sum payment under Sections 7.06(a) and/or 7.06(c), or, if the Participant attains age 59-1/2 before or upon the commencement of benefit payments, in installments under Section 7.06(b). All distributions shall be subject to the requirements of Section 7.07.

         For purposes of this Section 7.04, a Participant who transfers to employment with an Affiliated Company that is not an Employer and subsequently terminates his employment with such Affiliated Company shall be deemed to have terminated his Employment as of the date his employment with such Affiliated Company terminates, unless he transfers without intervening employment to employment with an Employer or other Affiliated Company.

         7.05 TRANSFER FROM HOURLY TO SALARIED EMPLOYMENT: If a Participant transfers to salaried employment status with an Employer, he may:

         (a) elect a Plan to Plan Transfer of the Vested Value of his Accounts to the Bowater Incorporated Salaried Employees' Savings Plan as of any

              Valuation Date, provided that the trustee of such plan is authorized to receive such Transfer; or

         (b) defer such Plan to Plan Transfer or the receipt of any distribution from the Plan until a later date. His Accounts will remain in the Plan until his retirement, death, Disability or termination of employment with the Employer or Affiliated Company, or, except for his Payroll-Based Employee Stock Ownership Account (if any), until he is eligible to make a withdrawal under Article 8.

         If a Participant transfers to salaried employment status with an Affiliated Company which is not an Employer, the disposition of his Accounts shall be governed by Section 7.04. A Participant will receive credit for Years of Service for his period of employment with the Employer or Affiliated Company.

         7.06 ELECTION OF BENEFITS: In connection with a Participant's retirement, he shall elect the form or forms in which benefits due to him upon his retirement be paid or made available. The Participant shall elect to receive benefits in one (1) or more of the following methods:

         (a)  in a lump sum payment in cash;

         (b) in annual installments over a period not to exceed ten (10) years, provided such period does not exceed the greater of: (i) the life expectancy of the Participant, and (ii) the joint life expectancy of the Participant and his Beneficiary. The amount of each installment will be determined by dividing the Participant's Vested Value by the number of annual installments which remain to be made at the time an installment is to be paid.

         (c) in kind, equal to the full Shares of Company Stock plus the cash equivalent of the fair market value of any fractional Shares of Company Stock in the Company Stock Fund, together with lump sum cash payment(s) representing the Participant's interest in the other Investment Funds. In the case of fractional shares, the Trustee shall be deemed to have purchased such fractional share from the Participant at a price equal to the cash payment made to the Participant. Cash for the purchase of fractional shares may be taken from dividend receipts or other cash held in the Trust.

         Benefit elections may be made in writing or by electronic or telephonic means in accordance with procedures established by the Plan Administrator for each purpose. A Participant may change his election of benefits by filing a new election form at any time prior to his benefit commencement date.

         A Participant who has previously elected to receive benefits under subsection (b) above may request that any remaining Vested Value of his account be paid to him in a lump sum distribution in cash, such Vested Value to be determined as of the Valuation Date next preceding the date on which the Plan Administrator approves the request or next following the Participant's request, whichever is later. Such amounts shall not include the amount of any installments paid to the Participant since the preceding Valuation Date.

         Notwithstanding the foregoing or any election made by a Participant, if the present value of the Vested Value of the Participant's Account equals $3,500 (effective for Plan Years beginning on or after January 1, 1998, $5,000) or less, the Plan Administrator may direct that the Vested Value of the Account be distributed to the Participant in the form of a lump sum upon the termination of his employment for any reason. The Plan Administrator may direct such distribution without obtaining the Participant's (or, if applicable, his Spouse's) consent.

         If the Participant's Account balance at the time of any distribution exceeds $3,500 (effective for Plan Years beginning on or after January 1, 1998, $5,000) then neither that distribution nor any subsequent distribution shall be made to the Participant at any time before he attains age 70-1/2 without his or her consent (which age 70-1/2 distributions shall be made in accordance with Section 7.07(d)). No such consent shall be valid unless the Participant receives a general description of the material features and an explanation of the value of the form of benefit available under the Plan. In addition, the Participant must be informed of his right to defer receipt of the payment or distribution. The Plan Administrator shall deliver such written notice to the Participant during a period beginning no less than 30 days and no more than 90 days before the Participant's date of commencement of benefits. The written consent of the Participant to the payment or distribution shall not be made before the Participant receives the notice and shall not be made more than 90 days before his or her date of commencement of benefits. Notwithstanding the foregoing, a distribution may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         7.07 METHOD OF PAYMENT: Benefits shall be paid or made available upon the direction of the Plan Administrator, as soon as practicable following a Participant's retirement, death, Disability or other termination of Employment; provided that no distribution may be made to a Participant without his consent unless the Vested Value of his Account is less than or equal to $3,500 (effective for Plan Years beginning on or after January 1, 1998, $5,000).

         (a) Unless a Participant elects otherwise, the distribution of his benefits will begin no later than 60 days after the end of the Plan Year in which the latest of the following events occurs:

              i.   the Participant's attainment of age 65;

              ii. the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

              iii. the Participant's termination of Employment with the Employer and any employment with all Affiliated Companies.

         (b) If a Participant receiving distributions under Section 7.06(b) dies before his entire interest has been distributed, the remaining portion of his Accounts will be distributed to his Beneficiary at least as rapidly as it was being distributed as of the date of his death.

         (c) If distributions have not begun upon the death of a Participant, if no election has been made by the Beneficiary pursuant to
              Section 7.08, the entire interest of the Participant will be distributed in accordance with Section 7.06(a) at the end of the calendar year containing the fifth (5th) anniversary of the Participant's death.

         (d) The distributions of the Vested Value of a Participant's Accounts will commence not later than the "required beginning date." For purposes of this Section 7.07, the term "required beginning date" means:

              i. for Plan Years beginning prior to January 1, 1997, April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2;

              ii.  for Plan Years beginning on or after January 1, 1997:

                   (A) for a Participant who is not a five percent (5%) owner (as defined under Code Section 416), April 1 of the calendar year following the year in which occurs the later of the Participant's: (A) termination of Employment with the Employer and all Affiliated Companies, and (B) attainment of age 70-1/2; and

                   (B) for a Participant who is a five percent (5%) owner, April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2, or such other date as may be prescribed by applicable law or regulations.

              Notwithstanding the foregoing, if a Participant who is not a five percent (5%) owner attained age 70-1/2 on or after January 1, 1996 and is still employed by the Employer or an Affiliated Company on April 1 of the calendar year following the year in which he or she attained age 70-1/2, such Participant may elect to commence the distribution of the vested value of his or her Accounts effective as of April 1 of the calendar year following the calendar year in which he or she attained age 70-1/2 or to delay the commencement of distributions until the termination of his or her employment.

         7.08 PROOF OF DEATH AND RIGHT OF BENEFICIARY: If a Participant who has begun to receive benefits in annual installments under Section 7.06(b) dies before the total Vested Value of his Accounts has been distributed, his Beneficiary will receive the undistributed Vested Value of his Accounts in annual installments on the same basis as the Participant had elected. The Beneficiary may elect to receive the remaining Vested Value of the Participant's Accounts in a lump sum cash payment by filing an election with the Plan Administrator within 90 days of the Participant's death. If a Participant who elects to receive benefits under Section 7.06(a) or (c) dies, his Beneficiary may elect to receive the undistributed value of the Participant's Accounts under one (1) of the methods described in Section 7.06 by filing an election with the Plan Administrator within 180 days of the Participant's death, except that the maximum period in which installment payments may be made under Section 7.06(b) shall be five (5) years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the remaining Vested Value of the Participant's Account in accordance with Section 7.07(c).

         The Plan Administrator may require and rely upon such proof of a Participant's death and evidence of the right of any Beneficiary to receive benefits as it deems proper, and its determination shall be conclusive. A Beneficiary who does not elect to receive benefits in the form of a lump sum payment shall designate a Beneficiary in a manner prescribed by the Plan Administrator.

         7.09 DIRECT ROLLOVER OF DISTRIBUTION: Any "Eligible Rollover Distribution" under the Plan may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an "Eligible Retirement Plan," subject to the provisions of Section 402 of the Code and the regulations thereunder and as hereinafter provided.

         (a) The Plan Administrator shall notify any "Distributee" entitled to receive an "Eligible Rollover Distribution" no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a "Direct Rollover" to an "Eligible Retirement Plan" pursuant to the provisions of this section.

         (b) To elect a Direct Rollover, the Distributee must request to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more "Eligible Retirement Plans." If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in paragraph (a) must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan.

         (c) The Distributee shall not be entitled to elect a Direct Rollover pursuant to this section, unless he has obtained any applicable Spousal consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

         (d) For purposes of this section, the following definitions shall apply:

              i. A "Direct Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the Distributee;

              ii. A "Distributee" includes Participants, a Participant's surviving Spouse and a Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), but only with regard to the interest of such individual under the Plan;

              iii. An "Eligible Retirement Plan" is a retirement plan which meets the requirements of Code Section 401(a), an annuity described in Code Section 403(a), an individual retirement account described in Code Section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets the preceding requirements.

              iv. An "Eligible Rollover Distribution" is any distribution from this Plan of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are:

                   (A) Part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated Beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary), or a specified period of ten years or more;

                   (B) Required under Code Section 401(a)(9) (relating to the minimum distribution requirements);

                   (C) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code Section 402(e)(4); or

                   (D) Specified Hardship Withdrawals made on or after January 1, 1999, as provided under Section 8.04 of this Plan.

ARTICLE 8: WITHDRAWALS AND LOANS

         8.01 GENERAL CONDITIONS FOR WITHDRAWALS: Subject to this Article 8, a Participant may withdraw the Vested Value of his Accounts, provided, however, that no withdrawals may be made under this Article 8 from a Participant's Basic Tax-Deferred Employee Contribution Account, or Supplemental Tax-Deferred Employee Contribution Account except pursuant to the provisions of Sections 8.04 and 8.05 hereof. A Participant may request a withdrawal in writing or by electronic or telephonic means in accordance with procedures established by the Plan Administrator for such purpose.

         All amounts withdrawn shall be paid in cash. In the case of a withdrawal of less than the full Vested Value of a Participant's Accounts, the amount withdrawn from each Investment Fund in which an Account is maintained for a Participant shall be taken, pro rata, from each such Fund from which withdrawal is permissible in the same proportion as the value of the Participant's interest in each such Fund bears to the total value of his Accounts.

         A Participant may elect to have a withdrawal made under this Section
8.01 transferred directly to an individual retirement account or another tax-qualified plan, subject to the provisions of Code Section 402 of the Code and regulations thereunder and in accordance with the procedures described in
Section 7.09 of the Plan.

         8.02 WITHDRAWAL OF MATCHING CONTRIBUTIONS AND INITIAL COMPANY
CONTRIBUTIONS: A Participant may withdraw all or a portion of the Vested Value of his Initial Company Contribution Account and/or Matching Contribution Account, excluding any contributions made to such Accounts within the two (2) years preceding the withdrawal, determined as of the Valuation Date next preceding the date the withdrawal is made. Amounts not withdrawn may not be distributed to the Participant until his termination of Employment or until such amounts have been in the Plan for at least two (2) years, whichever occurs first.

         A Participant receiving a withdrawal under this Section 8.02 may not make Non Tax-Deferred Employee Contributions (Basic or Supplemental) for a period of six (6) months following the withdrawal. The Participant may resume making Non Tax-Deferred Employee Contributions on any Enrollment Date following the expiration of the six (6) month suspension period by giving prior notice to the Employer in accordance with such procedures and within such time period as the Plan Administrator shall prescribe. The Participant shall not be required to suspend his Tax-Deferred Employee Contributions following the withdrawal.

         A Participant may not receive more than one (1) withdrawal under this
Section 8.02 during any single Plan Year.

         8.03 WITHDRAWAL OF NON TAX-DEFERRED EMPLOYEE CONTRIBUTIONS AND NON TAX-DEFERRED GAINSHARING CONTRIBUTIONS:

         (a) A Participant may withdraw all or a portion of the Vested Value of his Basic Non Tax-Deferred Employee Contribution Account, determined as of the Valuation Date next preceding the date the request for a withdrawal is made. A Participant may not receive more than one (1) withdrawal under this subsection (a) during a single Plan Year.

              A Participant receiving a withdrawal under this Section 8.03 may not make Non Tax-Deferred Employee Contributions (Basic or Supplemental) for a period of six (6) months following the withdrawal. The Participant shall not be required to suspend his Tax-Deferred Employee Contributions following the withdrawal. The Participant may resume making Non Tax-Deferred Employee Contributions on any Enrollment Date following the expiration of the six (6) month suspension period by giving prior notice to the Employer in accordance with such procedures and within such time period as the Plan Administrator shall prescribe.

         (b) A Participant may withdraw all or a portion of the Vested Value of his Supplemental Non Tax-Deferred Employee Contribution Account and Non Tax-Deferred Gainsharing Contribution Account, determined as of the Valuation Date preceding the date the request for a withdrawal is made. No suspension of contributions shall be imposed on a Participant who makes a withdrawal under this subsection (b). A Participant may not receive more than one (1) withdrawal under this subsection (b) during a single Plan Year.

         8.04 SPECIFIED HARDSHIP WITHDRAWAL: The Plan Administrator (or his delegatee) may permit a Participant to make a Specified Hardship Withdrawal of all or a portion of his Basic Tax-Deferred Employee Contributions, Supplemental Tax-Deferred Employee Contributions and Tax-Deferred Gainsharing Contribution, excluding investment earnings thereon.

         The value of the Participant's Accounts for purposes of this Section
8.04 shall be determined as of the Valuation Date next preceding the date on which the Plan Administrator (or his delegatee) approves the Specified Hardship Withdrawal or the Valuation Date next following the Plan Administrator's receipt of the Participant's application for a Specified Hardship Withdrawal, whichever is later. The value shall include Basic Tax-Deferred Employee Contributions and Supplemental Tax-Deferred Employee Contributions made since the applicable Valuation Date and shall not include the amount of any withdrawals made by the Participant since the Valuation Date.

         A Participant who has made a withdrawal under this Section 8.04 shall be subject to a mandatory suspension of all Employee Contributions for 12 months following the date the Specified Hardship Withdrawal is made. In addition, the Participant's Tax-Deferred Employee

Contributions for the Plan Year following the Withdrawal shall not exceed the limit on Elective Deferrals described under Section 3.05, reduced by the amount of Tax-Deferred Employee Contributions made by the Participant in the Plan Year in which he makes the Specified Hardship Withdrawal.

         8.05 WITHDRAWAL AFTER AGE 59-1/2: A Participant who has attained age 59-1/2 may make a withdrawal under the provisions of Section 8.04 without satisfying the conditions for a Specified Hardship Withdrawal. Upon such a withdrawal, the Participant shall not incur a mandatory suspension of his Contributions to the Plan.

         8.06 WITHDRAWAL OF PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTION
ACCOUNT: A Participant may not withdraw any amounts from his Payroll-Based Employee Stock Ownership Contribution Account prior to his termination of Employment.

         8.07 WITHDRAWAL OF ROLLOVER ACCOUNT: A Participant who has made a Rollover Contribution under Section 3.11 may withdraw the total value of his Rollover Account at any time.

         8.08 LOANS: A Participant may request a loan from the Vested Value of any of his Accounts. The Participant's loan request may be made in writing or by electronic or telephonic means in accordance with procedures established by the Plan Administrator for such purpose. The Plan Administrator shall establish procedures relating to loan requests that shall be uniformly applied to all similarly situated Participants. Plan loans are subject to the following requirements of this Section 8.08.

         (a) A Participant shall not be permitted to have more than one (1) outstanding loan at any time.

         (b) The Company may charge a reasonable fee for processing and maintaining loans. Any such fees shall either (i) be paid in advance by the Participant and shall not be charged against the loan amount or (ii) be charged against the Participant's Account.

         (c) The minimum principal amount of any loan shall be $1,000. The maximum principal amount of any loan shall be the lesser of: (i) fifty percent (50%) of the Vested Value of the Participant's Accounts, determined as of the last business day of the week preceding disbursement of the loan; and (ii) $50,000. Loans shall be deemed to have been made on a pro rata basis from each of a Participant's Accounts. The Participant's maximum loan amount shall be reduced by the Participant's highest outstanding loan balance during the one (1) year period ending on the day before the date on which the loan is disbursed.

         (d) The term of the loan may not exceed 60 (in the case of a loan taken to acquire the Participant's principal residence, 180) months. In the case of a loan whose term exceeds 60 months, the Trustee should obtain the Plan

              Administrator's approval of the loan before approving a Participant's request therefor. The loan must be repaid in substantially level amounts, with payments due not less than quarterly. Repayment shall be made through automatic payroll deductions beginning in the first (1st) pay period following the Participant's receipt of the loan. The loan may not be renewed or extended beyond its original maturity date. Loans may be prepaid in full without penalty at any time before the loan's maturity date. Partial prepayments will not be accepted.

         (e) The interest rate of the loan shall be set at the time the loan request is approved and shall equal the prime lending rate for corporate debt, as published in the Wall Street Journal, plus one percent (1%).

         (f) The loan shall be secured by 50% of the balance of the Participant's Accounts from which loans are available, to the extent of the principal amount of the loan plus accrued interest. The Company may request such other collateral for the loan as it deems necessary and prudent in order to protect the Plan from risk of loss of principal or income if a default were to occur. All loans shall be bona fide and evidenced by a note containing such additional terms and conditions, consistent with this Section 8.08, as the Plan Administrator shall require.

         (g) If the balance of a Participant's Accounts becomes distributable (other than amounts distributed under Sections 8.02 through 8.07) while the Participant has an outstanding loan balance, amounts otherwise distributable shall be reduced by the outstanding amount of unpaid principal and interest due on the loan.

         (h) Notwithstanding any provision of this Section 8.08 to the contrary, loan repayments will be suspended under the Plan as permitted under Code Section 414(u).

         (i) If a Participant terminates employment with an outstanding loan balance, the entire outstanding balance of the loan shall be considered in default and immediately due and payable. If amounts due remain delinquent for beyond the close of the calendar quarter following the calendar quarter in which the loan amounts become due, such outstanding balance shall be reported to the Participant as a distribution from the Plan and charged against the Participant's Accounts at the earliest date amounts are distributable to the Participant under the terms of the Plan.

         (j) At all times during which a Participant has an outstanding loan balance, the Participant shall be obligated to inform the Plan Administrator of any declaration of the Participant's personal bankruptcy, as issued by a court of competent jurisdiction. The entire outstanding balance of the loan shall be considered in default and immediately due and payable as of the effective date of such declaration. The Plan Administrator shall thereafter seek from the Participant a reaffirmation of the loan, or take whatever other steps it deems necessary to protect the Plan's interest in collecting amounts due, to the extent permitted under applicable federal and state bankruptcy laws not preempted by ERISA.

ARTICLE 9: PLAN ADMINISTRATION

9.01 FIDUCIARIES:

         (a) The Company, the Trustee, the Plan Administrator, members of the Savings Plan Committee and persons to whom they delegate discretionary authority or control over the Plan shall be Fiduciaries.

         (b) Each Fiduciary's responsibility shall be specified in the Plan or by the Company and accepted in writing by each Fiduciary. The Fiduciaries may allocate unassigned responsibilities among themselves by providing the Company and the Trustee with written notification of such allocation. The Trustee may thereafter rely upon any actions taken consistent with the allocation, until such allocation is revoked.

         9.02 RESPONSIBILITIES OF THE COMPANY: The Company shall have the following powers and duties with respect to the Plan:

         (a) to appoint any individual or Committee to whom Fiduciary responsibilities have been assigned under the Plan;

         (b) to delegate any fiduciary responsibilities under the Plan to any individuals, committees or entity it may designate; and

         (c) to exercise any other powers or responsibilities not specifically allocated to another fiduciary.

         9.03 SAVINGS PLAN COMMITTEE: The Pension Administration Committee of the Company (the "PAC") (or such other designee) shall appoint a Savings Plan Committee (the "Committee") consisting of not less than five (5) persons, two
(2) of whom shall be Employees elected or appointed by the Union locals to serve on the Committee. Each member of the Committee shall serve for a one (1) year term which may be continuously renewed, in the sole discretion of the PAC. A Committee member may resign at any time during his appointment, provided that he submits written notice to the PAC no later than forty-five (45) days prior to the effective date of such resignation. The PAC shall have the discretion to fill vacancies on the Committee, except to the extent that the prior Committee member had been appointed by a Union local, in which case the appropriate Union local shall appoint a member of the Union to fill the vacancy. The PAC may waive the forty-five (45) day notice requirement in its sole discretion. A Committee member may be removed by the PAC during his term if he fails to perform the duties of his office in an efficient manner. Committee members shall serve without compensation.

     9.04 OPERATION OF THE COMMITTEE:

         (a) Powers and Duties: The Committee shall have the following powers and duties:

              i.   to construe and interpret the Plan, in its discretion;

              ii. to determine, in its discretion, any question of fact under the Plan, including questions relating to eligibility, earnings, service and the entitlement to and amount of benefits;

              iii. to establish such rules and procedures as it deems necessary for the efficient completion of its assigned duties;

              iv.  to establish a funding policy, as described under paragraph
                   (c), below;

              v. to appoint one or more Investment Managers to have discretionary control over Plan assets, as described under paragraph (d) below; and

              vi. to employ or retain actuaries, accountants, legal counsel and other experts as it deems necessary for the proper administration of the Plan.

         (b) Composition and Voting: The Committee shall select a chairperson from its members to oversee the Committee's operation. The Committee may also establish subcommittees thereof, as it deems necessary.

              A majority of the Committee shall constitute a quorum. Actions of the Committee shall be taken by a majority vote of a quorum, or, in the absence of a meeting, by written action signed by a majority of the Committee. All decisions made by majority vote of the Committee shall be final and binding on all parties.

         (c) Funding Policy: The Committee shall formulate a funding policy based upon the Plan's short and long term financial needs. Once the funding policy has been established for a Plan Year, the Committee shall provide a copy thereof to the Trustee, who shall follow the policy in its management of the Trust Fund. In addition, the Committee shall periodically report to the Board regarding the funding policy. The provisions of this paragraph (c) shall not apply to that portion of the Trust Fund consisting of assets subject to the investment directions of Participants, nor during periods in which all assets in the Trust Fund are invested pursuant to either provisions of the Plan or Participant directions.

         (d) Investment Managers: The Committee may appoint one or more "Investment Managers" to manage, acquire and dispose of all or any part of the assets of the Trust Fund. Each Investment Manager shall execute a written agreement detailing its responsibilities, specifying the Plan assets under its management and acknowledging its fiduciary status with respect to the Plan. The Investment Manager shall not have physical custody or control of any assets of the Plan, which shall be held by the Trustee. An Investment Manager must be either: (i) a corporation or partnership registered as an investment adviser under the Investment Advisers Act of 1940; (ii) a bank, as defined in that Act; or (iii) an insurance company qualified to manage, acquire or dispose of any asset of an employee benefit pension plan under the laws of more than one state. The provisions of this paragraph (d) shall not apply to that portion of the Trust Fund consisting of assets subject to the investment directions of Participants, nor during periods in which all assets in the Trust Fund are invested pursuant to either provisions of the Plan or Participant directions.

         (e) The powers, duties, and responsibilities of the Committee may be changed by the PAC or the Company only upon written consent of the Committee.

     9.05 PLAN ADMINISTRATOR: The Company shall serve as the "Plan Administrator," who shall be responsible for all duties and obligations imposed on a plan administrator by ERISA and the Code (to the extent such responsibilities are not otherwise delegated under the Plan to the Committee). The Company may designate one (1) or more persons to carry out the duties delegated to the Plan Administrator under the Plan. Such designee(s) may also serve as member(s) of the Committee.

         (a) Powers and Duties: The Plan Administrator shall have the following powers and duties with respect to the Plan.

              i. to comply with all applicable reporting and disclosure requirements of ERISA;

              ii. sign any registration statements required to be filed with the Securities Exchange Commission;

              iii. sign any applications for determination of the tax-qualified status of the Plan, as filed with the Internal Revenue
                   Service;

              iv. to maintain such records as are necessary for the proper and efficient administration of the Plan;

              v. to develop such procedures as it deems necessary for carrying out any other duties delegated to the Plan Administrator under the terms of the Plan;

              vi. to employ or retain any accountant, attorney, consultant or other expert as it deems necessary for the proper and efficient administration of the Plan; and

              vii. to report to the Committee upon its request so that the
                   Committee may review the Plan Administrator performance.

     9.06 RELIANCE ON EXPERTS: A Fiduciary and its delegatees shall be any Fiduciary or its delegatees entitled to rely upon all certificates, opinions and reports made by experts employed to provide such services with respect to the Plan. The Fiduciary shall be fully protected with respect to any action taken in good faith reliance on such opinions or reports, provided that a prudent person acting in like circumstances would have taken the same action. Determinations and actions made by a Fiduciary in reliance on the report or opinion of a duly-appointed expert or counsel shall be final and binding on all parties.

     9.07 COMMITTEE ACTION: Unless otherwise directed by the Company, a majority of the members of any committee(s) established under the Plan shall constitute a quorum. Decisions with a quorum present shall be made by majority vote. In the absence of a meeting, a committee may act by written action signed by a majority of its members. All decisions made by majority vote of a committee shall have the same effect as if agreed upon by every member.

     9.08 INDIVIDUAL INDEMNIFICATION: To the extent permissible under ERISA, the Company shall indemnify each Fiduciary and its delegatee against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, or proceeding arising out of any act or omission taken or made in good faith in his capacity as a Fiduciary (or delegatee thereof, as applicable).

     Upon receiving notice of the commencement of any action, any Fiduciary or its delegatees entitled to indemnification under this Section 9.08 shall notify the Company of the commencement of the action. Failure to so notify the Company will relieve the Company from any liability hereunder. The Company shall be entitled to, at its own expense, participate in or assume the defense of any action brought against any party indemnified hereunder. In the event the Company assumes the defense of any such suit, the Company shall choose counsel reasonably satisfactory to the indemnified party to conduct such defense, and the indemnified party shall bear the expense of retaining any additional counsel.

     9.09 EXPENSES: Any expenses reasonably incurred by a Fiduciary in the performance of his duties shall be paid by the Company. Such reasonable expenses include the cost of obtaining personal liability insurance covering actions taken by the Fiduciary on behalf of or with respect to this Plan. All reasonable expenses incurred in connection with the administration of the Plan, including the compensation paid to the Trustee, investment managers and any counsel, accountant or other expert retained by a Fiduciary in connection with the administration of the Plan shall be paid: (a) from the Trust Fund to the extent permissible under ERISA and the Code, and (b) by the Company, to the extent not payable under (a).

     9.10 SERVICE IN VARIOUS CAPACITIES: Any person may serve in more than one Fiduciary capacity with respect to the Plan, including service as member of the Committee, the PAC, the Plan Administrator or Trustee.

     9.11 STANDARDS OF CONDUCT: Fiduciaries shall discharge their duties and responsibilities in accordance with the standards of care and prudence required under ERISA. Absent gross negligence or willful misconduct, persons acting for or on behalf of the Plan (including but not limited to, the Company, the Committee, the PAC, the Board, the Plan Administrator and the Trustee) shall not be subject to civil liability under any provision of state, county or local law pertaining to the conduct of fiduciaries and trustees or the permissibility of their investments.

     9.12 CLAIMS PROCEDURES:

         (a) Initial Claim: Claims for benefits under the Plan shall be submitted in writing to the Committee. Written notice of the Committee's decision with respect to the claim shall be furnished to the claimant within thirty (30) days after the claim is filed, unless special circumstances require an extension of the decision period for up to an additional ninety (90) days. The claimant will receive written notice of the need for an extension within the initial thirty (30) day period. The written notice shall explain the special circumstances requiring the extension and the date by which the determination is expected to be made.

         (b) Written Notice of Denied Claim: The claimant shall receive written notice of a claim denial. Such notice shall: (i) set forth the specific reason or reasons for the denial, (ii) be written in a manner calculated to be understood by the recipient, (iii) refer to the specific Plan provisions on which the denial is based; (iv) describe any additional information necessary for the claimant to perfect the claims; and (v) include a description of the Plan's appeal procedures.

         (c) Review of Claim Denial: Following receipt of a claim denial, the claimant or his duly authorized representative may submit a written application for review of such denial to the Plan Administrator. The claimant or his duly authorized representative must submit an application for review within the ninety (90) day period following receipt of the claim denial. During such ninety
              (90) day period, the claimant and his representative may submit issues and comments with respect to the claim denial, review pertinent Plan documents at the Plan Administrator's office, and obtain, upon request and free of charge, copies of all information relevant to the claim.

         (d) Hearing: Upon receipt of a timely request for review of a claim denial, the Committee may hold a hearing, or, in its discretion, appoint one or more of its members to hear the claimant's appeal. Such member(s) shall meet promptly with the claimant and/or his duly authorized representative and

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

              hear such arguments and examine such documents as the claimant or his representative shall present. The member(s) shall then report the results of the hearing to the Committee.

         (e) Written Decision of Committee: A decision of the Committee on review of a claim denial shall be made in writing and shall: (i) include specific reasons for the decision; (ii) be written in a manner calculated to be understood by the claimant; and (iii) refer to specific Plan provisions on which the decision is based. The claimant shall be notified in writing of the decision within the sixty (60) day period following his submission of the written request for review, unless special circumstances require an extension of time for reviewing the appeal for up to an additional sixty (60) days. The claimant shall be notified of the need for an extension of time in writing prior to the expiration of the initial sixty (60) day period. The claimant will receive written notice of the need for an extension within the initial thirty (30) day period. The written notice shall explain the special circumstances requiring the extension and the date by which the determination is expected to be made.

         (f) Effect of Committee Decision: Benefits under the Plan will be paid only if the Committee decides, in its discretion, that the applicant is entitled to them. The decision of the Committee on review of a claim denial shall be final and binding on all parties.

ARTICLE 10: AMENDMENT AND TERMINATION OF THE PLAN

     10.01 AMENDMENT OF THE PLAN: To the extent permissible under application collective bargaining agreements, the Board or its designee reserves the right to amend the Plan in whole or in part, at any time and from time to time, retroactively or prospectively; provided that no such amendment shall make it possible for any part of the funds of the Plan to be used for or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, except to the extent provided under Section 4.05; and provided further, that no such amendment shall increase the duties of the Trustee without its consent thereto in writing. Except as may be required to conform with government regulations, no such amendment shall result in a reduction in the amount of benefits a Participant or Beneficiary was entitled to receive immediately prior to the effective date of such amendment.

     10.02 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS: The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

     10.03 PLAN TERMINATION: The Company intends to continue the Plan indefinitely. However, to the extent permissible under applicable collective bargaining agreements, the Company reserves the right to terminate the Plan or discontinue contributions thereto, in whole or in part, at any time. Upon a complete or partial termination of the Plan or discontinuance of contributions hereunder, the value of the Accounts of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such Participants and their Beneficiaries in the same manner as upon the termination of employment under
Section 7.06, subject to the limitations of Code Section 401(k)(10). In the case of a complete termination or discontinuance of contributions to the Plan, any Forfeitures not previously applied in accordance with Section 4.08 shall be credited on a pro rata basis to all Participants' Accounts in proportion to the amount of Employer contributions credited to their respective Matching Contribution Accounts during the current calendar year (or the prior calendar year, if no Matching Contributions have been made during the current calendar year).

     10.04 PROCEDURE: The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Board to that effect, or by the execution of an instrument amending or terminating the Plan by a designee of the Board, to whom such authority to so act has been given by resolution of the Board. The authorization of the Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.

ARTICLE 11: CHANGE IN CONTROL

     11.01 GENERAL: In the event of a Change in Control, as hereinafter defined, the provisions of this Article 11 shall supersede any conflicting provisions in the Plan.

     11.02 FULLY VESTING OF MATCHING CONTRIBUTION ACCOUNT: Anything in the Plan to the contrary notwithstanding, upon and following a Change in Control, the Matching Contribution Account of Participants in the Plan who are Employees of the Employer as of the date of Change in Control shall become 100% vested.

     11.03 DEFINITIONS: The following definitions apply for purposes of this
Article 11:

         (a)  A "Change in Control" shall be deemed to have occurred upon:

              i.   The date that any Person is or becomes an Acquiring Person.

              ii. The date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the Board of Directors or similar body of the resulting entity are Continuing Directors.

              iii. The date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the Board of Directors or similar body of the resulting entity are Continuing Directors.

              iv. The date on which less than two-thirds (50% effective February 26, 1999) of the total membership of the Board consists of Continuing Directors.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms under Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         (c) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the common voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes a Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

         (d) A "Beneficial Owner" of common stock means (i) a Person who beneficially owns such common stock, directly or indirectly, or
              (ii) a

              Person who has the right to acquire such common stock
              (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

         (e) "Continuing Directors" means any member of the Board who (i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (f) "Person" means any individual, firm, corporation, partnership, trust or other entity.

     11.04 AMENDMENT OF THIS ARTICLE 11: This Article 11 of the Plan shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the vested portion of Participants' Accounts under the Plan. Nothing in this Section 11.04 shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including to this Article 11, or any termination of the Plan pursuant to its terms.

ARTICLE 12: EXERCISE OF COMPANY STOCKHOLDER'S RIGHTS

     12.01 VOTING RIGHTS: Each Participant shall be entitled to direct the Trustee as to the manner in which Company stock allocated to his Accounts is to be voted. The Trustee, through the Plan Administrator, shall notify Participants of each occasion for the exercise of their voting rights within a reasonable time prior to the date such rights are to be exercised but not less than thirty
(30) days prior to such date. The notification shall include all information distributed to shareholders regarding the exercise of such rights. Not less than five (5) business days prior to the date on which voting rights are to be exercised, each Participant wishing to exercise such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, as to the manner in which such voting rights are to be exercised. If a Participant does not direct the Trustee in whole or in part with respect to the exercise of his voting rights attributable to Company stock allocated to his Account(s), the Trustee shall not exercise such voting rights. To the extent possible, the Trustee shall vote the combined fractional shares of Company stock allocated to Participants' Accounts to reflect the directions of the Participants to whom such fractional shares of Company stock are allocated.

     Neither the Trustees nor the Plan Administrator nor the Committee may make any recommendation regarding the manner in which Participants' voting rights are to be exercised, including whether or not such rights should be exercised.

     12.02 RIGHTS OTHER THAN VOTING RIGHTS: Each Participant shall be entitled to direct the Trustee, in the form and manner prescribed by the Plan Administrator, with respect


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

to the exercise of rights, other than voting rights, attributable to Company stock allocated to his Account(s).

ARTICLE 13: GENERAL PROVISIONS

     13.01 NONALIENATION OF BENEFITS: Except as required under a "qualified domestic relations order" (as defined under Code Section 414(p)) or in accordance with Section 206(d)(4) of ERISA, no benefit under the Plan shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, garnishment or encumbrance, and any attempt to do so shall be void. The Plan Administrator shall comply with any court order determined to be a "qualified domestic relations order", and it shall adopt procedures for making such determination. Notwithstanding the preceding sentence, the amount and form of benefits provided by the Plan shall not be altered by the terms of a qualified domestic relations order. Effective August 5, 1997, this Section 13.01 shall not apply to an order or requirement to pay that satisfies the requirements of ERISA Section 206(d)(4) and (5) and Code Section 401(a)(13)(C) and (D).

     13.02 EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES: Plan assets shall be held in the Trust Fund for the exclusive benefit of Participants and Beneficiaries of the Plan (except, however, contributions which may be returned to the Employer under Section 4.05).

     13.03 NO RIGHT TO EMPLOYMENT: Nothing contained in the Plan shall be construed as giving any Employee the right to be retained in the employ of the Company or as interfering with the Company's rights to discharge an Employee at any time.

     13.04 UNIFORM ADMINISTRATION: All actions taken by the Plan shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which will discriminate in favor of highly compensated Participants or Participants whose principal duties consist of supervising the work of others.

     13.05 HEADINGS: The headings of the sections of this Plan are for convenience of reference, and in the case of any conflict between the headings and the text of the Plan, the text of the Plan shall control.

     13.06 CONSTRUCTION: To the extent not preempted by ERISA or other federal law, the laws of the State of Delaware shall control the Plan. The Plan and the Trust shall be construed so as to qualify under Code Sections 401(a), 401(k), and 501(a), as applicable.

     13.07 UNCLAIMED DISTRIBUTIONS: If any distribution due to a Participant or Beneficiary is not claimed within the five (5) year period following the date it becomes payable, the distribution shall be treated as a forfeiture, held in a suspense account and applied to reduce Employer contributions under the Plan in future Plan Years, in the manner described in Section 4.06(d)(viii); provided, however, that the Employer shall restore amounts forfeited if and when the Participant or Beneficiary entitled to receive the distribution makes a claim for such amounts. The Employer shall use due care in attempting to distribute all benefits payable under the Plan.


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


     13.08 DISTRIBUTIONS TO A LEGAL REPRESENTATIVE: If the Plan Administrator finds that a person entitled to a benefit is unable to care for his affairs because he is a minor or because of mental or physical incapacity, the Plan Administrator may direct that any benefits due shall be paid to the Participant's Spouse, child or legal representative of such person, unless a claim for such benefits is made by his duly appointed legal representative. Any payments so made under the direction of the Plan Administrator shall represent a complete discharge of the Plan's liabilities therefor.

     13.09 EXPENSES: All costs and expenses incurred in administering the Plan shall be paid from Plan assets, to the extent permissible under ERISA and the Code. The Company shall pay any expenses not paid from the Plan. Direct charges and expenses arising out of the purchase or sale of securities or other assets and taxes levied on or measured by such transactions may be charged against the Accounts of the Participants in the Investment Fund(s) for which the transaction took place.

     13.10 SOURCE OF PAYMENT: Benefits under the Plan shall be payable only out of the Trust Fund. The Company shall have no obligation, responsibility or liability to make any direct payment of benefits under the Plan.

ARTICLE 14: FORMER NUWAY EMPLOYEES

     Notwithstanding any other provision in the Plan, the provisions of this Article shall apply to former employees of Nuway Paper, LLC ("Nuway") for purposes of determining their eligibility, participation, and participant and employer contributions to the Plan.

     14.01 ELIGIBILITY AND PARTICIPATION: Each former employee of Nuway who was a participant in the Nuway Paper, LLC 401(k) Retirement Plan (the "Nuway Plan") shall immediately become an Active Participant in the Plan as of July 12, 1999. Effective July 12, 1999 through July 31, 2000, a former employee of Nuway must have at least one year of service with Nuway and/or the Bowater Nuway Incorporated to participate in the Plan, and participation will then begin as of the next Enrollment Date. Effective August 1, 2000, a former employee of Nuway must satisfy the eligibility requirements of Article 2 prior to commencing participation in the Plan.

     14.02 PARTICIPANT CONTRIBUTIONS: An Employee who becomes an Active Participant pursuant to this Article may elect to make Basic Tax-Deferred Employee Contributions of up to 15% of his Earnings.

     14.03 EMPLOYER CONTRIBUTIONS: With respect to each Active Participant pursuant to this Article, the Employer shall make a Matching Contribution to the Plan equal to 50% of such Active Participant's Basic Tax-Deferred Employee Contribution which do not exceed 4% of the Active Participant's Earnings. Each Plan Year, the Employer may make an additional Matching Contribution equal to a uniform discretionary percentage of the Earnings of each Active Participant who made Basic Tax-Deferred Employee Contribution during the Plan Year, the exact percentage, if any, to be determined each year by the Employer. Contributions made pursuant to this subsection shall be paid to the Trustee promptly and credited to each Participant's Matching Contribution Account.

     14.04 PRIOR SERVICE CREDIT: Former employees of Nuway who become Active Participants in the Plan shall receive service credit under the Plan for their accrued service under the Nuway Plan as of July 12, 1999 for purposes of eligibility under Section 2.01, participation under Section 2.02 and vesting under Article 7.

     14.05 CESSATION OF PARTICIPATION: Effective December 31, 2000, former employees of Nuway shall no longer participate in the Plan.

ARTICLE 15: Merger of Plan

     Notwithstanding any provision in the Plan to the contrary, effective as of December 31, 2001, the Plan is merged into and with the Bowater Incorporated Savings Plan.

                                     * * * *

     IN WITNESS WHEREOF, BOWATER INCORPORATED has caused this document to be executed by its duly authorized officers and its corporate seal to be affixed hereto.

                                         BOWATER INCORPORATED


                                         By /s/ James T. Wright
                                            -------------------
                                         Name: James T. Wright
                                               ----------------
                                         Title: Vice President - Human Resources
                                               ---------------------------------
                                         Date Signed: February 19, 2002
                                                      --------------------------

                                       53